Exhibit 10.1

Execution Version

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT EAGLEROCK LAND, LLC TREATS AS PRIVATE OR CONFIDENTIAL.

SIXTH AMENDMENT TO FINANCING AGREEMENT

This SIXTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated as of May 4, 2026, is entered into by and among LEA & EDDY HOLDINGS, LLC, a Texas limited liability company (“Lea & Eddy Holdings”), HYDROSOURCE LOGISTICS, LLC, a Texas limited liability company (“Hydrosource”), DESERT RAM HOLDINGS, LLC, a Texas limited liability company (“Desert Ram”), ACCELERATED WATER RESOURCES, LLC, a Delaware limited liability company (“AWR”, and together with Hydrosource and Desert Ram in such capacity, the “Borrowers” and each, a “Borrower”), the other Loan Parties party hereto, TCW ASSET MANAGEMENT COMPANY LLC, a Delaware limited liability company, as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”), and the Lenders party hereto.

W I T N E S S E T H

WHEREAS, Lea & Eddy Holdings, each Borrower, the Lenders, and the Agent are parties to that certain Financing Agreement, dated as of April 4, 2024 (as in effect on the date hereof immediately before giving effect to the amendments contemplated hereby on the Sixth Amendment Effective Date, the “Existing Financing Agreement” and as amended by this Amendment on the Sixth Amendment Effective Date, the “Financing Agreement”); and

WHEREAS, the Loan Parties intend to undertake certain reorganization transactions following the date hereof pursuant to which, among other things, (a) EagleRock Land Operating, LLC, a Texas limited liability company (“New Parent”), shall directly acquire 100% of the issued and outstanding Equity Interests in Desert Ram and AWR (the “Remaining Borrowers”), (b) Lea & Eddy Holdings’ Equity Interests in Hydrosource shall be transferred to an Affiliate of Lea & Eddy Holdings, Hydrosource shall cease to be a “Borrower” hereunder and the Fifth Amendment Term Loans shall be deemed to have been borrowed under the Hydrosource Credit Agreement (as defined below) and (c) EagleRock Land, LLC, a Texas limited liability company (“PubCo”), shall consummate the EagleRock IPO (as defined below);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Financing Agreement.

2. Limited Consent– EagleRock IPO. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, the receipt and sufficiency of which are hereby acknowledged and confessed, subject to the satisfaction of the conditions set forth in Section 5 hereof, the Lenders party hereto hereby consent to the EagleRock IPO (the “Limited Consent”) so long as:

(a)	the EagleRock IPO is consummated in accordance with the terms hereof on or prior to June 30, 2026 (the “EagleRock IPO Outside Date”); and

(b)	immediately after giving effect to the EagleRock IPO, the Limited Consent and the amendments contemplated herein, no Default or Event of Default has occurred and is continuing.

3. Conditions Precedent to Sixth Amendment Signing Date. The effectiveness of this Amendment (but not including the Limited Consent, the Limited Waiver of Defaults, the Limited Waiver of Covenants or the amendments set forth in Section 4 hereof, the effectiveness of which shall be subject to the occurrence of the Sixth Amendment Effective Date) is subject to the satisfaction of each of the following conditions precedent (such date being the “Sixth Amendment Signing Date”):

(a) Executed Amendment. The Agent shall have received this Amendment, executed and delivered by each applicable Loan Party or other Person party thereto.

(b) Representations and Warranties. Both before and after giving effect to this Amendment on the Sixth Amendment Signing Date, the following statements shall be true and correct: (i) the representations and warranties contained in Article VI of the Existing Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Sixth Amendment Signing Date are true and correct on and as of the Sixth Amendment Signing Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Sixth Amendment Signing Date or would result from this Amendment under the Existing Financing Agreement or the other Loan Documents.

(c) No Material Adverse Effect. The Agent shall have determined, in its sole judgment, that no event or development shall have occurred which could reasonably be expected to have a Material Adverse Effect.

4. Amendments to Financing Agreement. Subject to the satisfaction (or waiver in writing by the Agent) of the conditions precedent set forth in Section 5 hereof, the Existing Financing Agreement (including the Exhibits thereto and Schedule 1.01(A) but excluding all other Schedules thereto, which shall be amended pursuant to Section 9 hereof) shall be amended as of the Sixth Amendment Effective Date in accordance with Exhibit A hereto by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double underlined text), in each case in the place where such text appears therein, such that immediately after giving effect to the Sixth Amendment Effective Date the Financing Agreement will read as set forth in Exhibit A hereto.

5. Conditions Precedent to Sixth Amendment Effective Date. The satisfaction (or waiver in writing by each Lender) of each of the following shall constitute conditions precedent to the effectiveness of the Limited Consent, the Limited Waiver of Defaults, the Limited Waiver of Covenants and the amendments set forth in Section 4 hereof (such date being the “Sixth Amendment Effective Date”):

(a) Loan Documents. The Agent shall have received each of the following Loan Documents, executed and delivered by each applicable Loan Party or other Person party thereto, as applicable:

(i)

such amendments and/or supplements to the Security Agreement, each Mortgage and each other Loan Document that the Agent deems reasonably necessary or advisable to effect (A) the release of Hydrosource and Lea & Eddy Holdings, as set forth in Section 18 hereof, (B) the consummation of

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the Hydrosource Credit Agreement and the transfer of Hydrosource’s obligations and Liens in connection therewith, (C) the joinder of EagleRock Land Operating, LLC, a Texas limited liability company (the “New Parent”) as “Parent” under the Financing Agreement and (D) New Parent’s grant of Liens on the Equity Interests of the Remaining Borrowers to secure the Obligations, in each case in form and substance reasonably satisfactory to the Agent; and

(ii)

a Control Agreement with respect to the Sixth Amendment Account (as defined below), executed by the Collateral Agent, the financial institution at which such account is maintained and the applicable Loan Party.

(b) Closing Certificate. The Agent shall have received a certificate of a Responsible Officer of the New Parent and the Remaining Borrowers certifying that (i) the New Parent and the Remaining Borrowers have consummated (or concurrently with the Sixth Amendment Effective Date, will consummate) the “Corporate Reorganization” (as defined in the Registration Statement (as defined below)), and after giving effect thereto New Parent owns 100% of the issued and outstanding Equity Interests in the Remaining Borrowers, and (ii) PubCo has consummated (or concurrently with the Sixth Amendment Effective Date, will consummate) an initial registered public offering of its Class A common stock pursuant to the terms and conditions set forth in the Form S-1 Registration Statement as filed with the SEC on or before the Sixth Amendment Signing Date (the “Registration Statement”), which results in the Class A common stock of PubCo being traded on the New York Stock Exchange (the “EagleRock IPO”).

(c) Hydrosource Credit Agreement. The Agent shall have received a financing agreement in form and substance satisfactory to the Agent, executed by Hydrosource, its parent entity, and each of the lenders party thereto, pursuant to which the Fifth Amendment Term Loans shall be deemed to have been issued in accordance with Section 18 hereof (such agreement, the “Hydrosource Credit Agreement”), and each of the conditions precedent to the Hydrosource Credit Agreement shall have been satisfied (or concurrently with the Sixth Amendment Effective Date will be satisfied).

(d) Representations and Warranties. Both before and after giving effect to the amendments set forth in Section 4 on the Sixth Amendment Effective Date, the following statements shall be true and correct: (i) the representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Sixth Amendment Effective Date are true and correct on and as of the Sixth Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Sixth Amendment Effective Date or would result from this Amendment, the Financing Agreement or the other Loan Documents before and after giving effect to the Sixth Amendment Effective Date.

(e) EagleRock Sixth Amendment Account. The Agent shall have received evidence reasonably satisfactory to it that, as of the Sixth Amendment Effective Date, one of the Remaining Borrowers or the New Parent shall have established a segregated account subject to a Control Agreement and deposited (or will deposit concurrently with the Sixth Amendment Effective Date and the EagleRock IPO) an amount no less than $270,000,000 (such amount, the “Sixth Amendment Account Required Balance”, and such account, the “Sixth Amendment Account”).

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(f) Prepayment by Lea & Eddy Holdings. No later than the date that is three (3) Business Days prior to the expected Sixth Amendment Effective Date, Lea & Eddy Holdings shall make a prepayment on the outstanding Tranche A Term Loans on account of the Borrowers so that, after giving effect to such prepayment and on the expected Sixth Amendment Effective Date, the aggregate principal amount of the Tranche A Term Loans, together with any accrued and unpaid interest on the Tranche A Term Loans as of the Sixth Amendment Effective Date and any Applicable Premium that would be due and payable if the Tranche A Term Loans were being prepaid on the Sixth Amendment Effective Date is no greater than $270,000,000.

(g) Secretary’s Certificate and Attachments. The Agent shall have received a certificate of an Authorized Officer of the New Parent certifying (i) as to copies of the Governing Documents of the New Parent, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of the New Parent certified as of a recent date not more than 30 days prior to the Sixth Amendment Effective Date by an appropriate official of the jurisdiction of organization of the New Parent, which shall set forth the same complete name of the New Parent as is set forth herein and the organizational number of the New Parent, if an organizational number is issued in such jurisdiction), (ii) that none of the Governing Documents of the New Parent has been amended, restated or otherwise modified except such amendments or modifications that have been provided to the Agent and copies of which are attached to such certificate, (iii) as to a copy of the resolutions or written consents of the New Parent authorizing (A) the transactions contemplated by this Amendment and the other Loan Documents to which the New Parent is or will be a party and (B) the execution, delivery and performance by the New Parent of each Loan Document to which the New Parent is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith and (iv) the names and true signatures of the representatives of the New Parent authorized to sign this Amendment and each other Loan Document to which the New Parent is or will be a party and the other documents to be executed and delivered by the New Parent in connection herewith and therewith, together with evidence of the incumbency of such authorized officers.

(h) Good Standing Certificates. The Agent shall have received a certificate of the appropriate official(s) of the jurisdiction of organization of the New Parent certifying as of a recent date not more than 30 days prior to the Sixth Amendment Effective Date as to the subsistence in good standing of, and the payment of taxes by, the New Parent in such jurisdiction.

(i) Opinion of Counsel to Loan Parties. The Agent and its counsel shall have received an executed copy of a written opinion of Vinson & Elkins LLP, as counsel for the New Parent, in form and substance reasonably satisfactory to the Agent and covering the New Parent and certain related actions of the New Parent, dated as of the Sixth Amendment Effective Date (and the Loan Parties hereby instruct such counsel to deliver such opinion to the Agent and the Lenders).

(j) Lien Searches. The Agent shall have received Uniform Commercial Code, intellectual property, tax, judgment, bankruptcy and other related search results requested by the Agent in the appropriate jurisdictions, together with copies of all such filings disclosed by such search, in each case related to the New Parent.

(k) “Know-Your-Customer”, Etc. The Agent shall have received at least three days prior to the Sixth Amendment Effective Date, all documentation and other information with respect to the New Parent required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, requested at least five days prior to the Sixth Amendment Effective Date.

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(l) Fees and Expenses. The Borrowers shall have paid to the Agent and the Lenders all fees and expenses owing to such Persons, including the payment of fees and expenses of legal counsel to the Agent.

6. Limited Waiver of Defaults – Sixth Amendment Effective Date. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, the receipt and sufficiency of which are hereby acknowledged and confessed, subject to the satisfaction of the conditions set forth in Section 5 hereof, the Lenders party hereto hereby waive any Default or Event of Default that exists as of the Sixth Amendment Effective Date (such waiver, the “Limited Waiver of Defaults”), in each case so long as, at all times from and after the Sixth Amendment Effective Date:

(a)	the balance of cash in the Sixth Amendment Account is not less than the Sixth Amendment Account Required Balance; and

(b)

the Control Agreement with respect to the Sixth Amendment Account is in full force effect and creates a valid and perfected first-priority Lien on the Sixth Amendment Account in favor of the Collateral Agent (the foregoing clauses (a) and (b), the “Limited Waiver Conditions”).

7. Limited Waiver of Covenants – Sixth Amendment Effective Date. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, the receipt and sufficiency of which are hereby acknowledged and confessed, subject to the satisfaction of the conditions set forth in Section 5 hereof, solely during the period beginning on the Sixth Amendment Effective Date and ending on the date that is thirty-one (31) days after the Sixth Amendment Effective Date (such period, the “Sixth Amendment Waiver Period”), and only so long as at all times during the Sixth Amendment Waiver Period, the Limited Waiver Conditions are satisfied, the Lenders party hereto hereby waive compliance by the Loan Parties and the Subsidiaries with Sections 7.01, 7.02, 8.01 and 9.01 of the Financing Agreement and with all covenants in any other Loan Document, other than the following:

(a)

in the Financing Agreement, Sections 7.01(a)(viii), 7.01(a)(xvii), 7.01(c), 7.01(d), 7.01(e), 7.01(h) (which shall only apply to the Legacy Loan Parties (as defined below)), 7.01(j), 7.01(n) and 7.01(r)), 7.02(c)(i), 7.02(i), 7.02(k) (solely as it relates to payment or prepayment of the Obligations), 7.02(l), 7.02(m)(iii) (except changes in connection with the EagleRock IPO), 7.02(n), 7.02(o), 7.02(p) and 7.02(r), 8.01(e), 9.01(a), 9.01(c) (to the extent such covenants are in effect), 9.01(d) (to the extent such covenants are in effect), 9.01(f), 9.01(g), 9.01(h), 9.01(i), 9.01(m) and 9.01(o);

(b)	in the Security Agreement, Sections 6(e)(ii), 6(e)(iii), 6(e)(iv), 6(j)(ii), 6(k)(i), 6(k)(iii), 6(k)(iv) and 6(k)(v); and

(c)	in each Mortgage, Sections 3.10 and 3.11.

provided that for the avoidance of doubt, (i) any references to the Loan Parties and its Subsidiaries in the Loan Documents shall only apply to the New Parent, the Remaining Borrowers and any Subsidiaries of the Remaining Borrowers and shall not apply to any other Subsidiaries of the New Parent and (ii) this waiver shall not apply to the Control Agreement with respect to the Sixth Amendment. As used herein, “Legacy Loan Parties” shall mean all “Loan Parties” under and as defined in the Existing Financing Agreement other than Lea & Eddy Holdings and Hydrosource.

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8. Acknowledgment of Obligations. The parties hereto acknowledge and agree that as of the Sixth Amendment Signing Date, the aggregate outstanding principal amount of outstanding Tranche A Loans is $256,343,113.69 and the aggregate outstanding principal amount of outstanding Revolving Loans is $7,000,000.00. Notwithstanding anything herein or in the Existing Financing Agreement to the contrary, from and after the Sixth Amendment Effective Date, the Remaining Borrowers shall not be permitted to borrow any additional Revolving Loans.

9. Post-Closing Covenant. On or before the date that is forty-five (45) days immediately following the Sixth Amendment Effective Date (or such later date as determined by the Agent in its sole discretion), the Remaining Borrowers shall deliver to the Agent restated Schedules to the Financing Agreement (other than Schedule 1.01(A) thereto) in form and substance reasonably satisfactory to the Agent, which amended Schedules shall amend and restate in their respective entireties the corresponding Schedules to the Existing Financing Agreement as if such Schedules were amended pursuant to Section 4 hereof.

10. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, CONSENT TO JURISDICTION, AND WAIVER OF JURY TRIAL SET FORTH IN SECTION 12.09, SECTION 12.10, AND SECTION 12.11 OF THE FINANCING AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

11. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 12.02 of the Existing Financing Agreement (or the Financing Agreement, as applicable).

12. Counterpart Execution; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment, the Financing Agreement and the other Loan Documents shall be deemed to include electronic signatures or electronic records each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signature in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

13. Effect on Loan Documents.

(a) Except as specifically set forth in this Amendment, the Existing Financing Agreement and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Agent or any Lender under the Existing Financing Agreement, the Financing Agreement or any other Loan Document. Except for the modifications to the Existing Financing Agreement expressly set forth herein, the Financing Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under

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the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Financing Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by the Borrowers remains in the sole and absolute discretion of the Agent and Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Financing Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

(b) Upon and after the Sixth Amendment Effective Date, each reference in the Existing Financing Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Financing Agreement, and each reference in the other Loan Documents to “the Financing Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Financing Agreement, shall mean and be a reference to the Financing Agreement as modified and amended hereby.

(c) Upon and after the Sixth Amendment Effective Date, to the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Financing Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Financing Agreement as modified or amended hereby.

(d) This Amendment is a Loan Document.

(e) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

14. Entire Agreement. This Amendment, the Financing Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

15. Reaffirmation of Obligations. Each Loan Party hereby (a) acknowledges and reaffirms its obligations owing to the Agent and each Lender, under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect except as specifically set forth in Section 18 hereof. Each Loan Party hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document to the Agent, on behalf and for the benefit of each Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment) except as specifically set forth in Section 18 hereof. For the avoidance of doubt, the Remaining Borrowers hereby agree to (and agree to cause the New Parent to) pay the fees set forth in the Fee Letter from and after the Sixth Amendment Effective Date.

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16. Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Existing Financing Agreement and the Loan Documents effective as of the date hereof.

17. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

18. Release of Hydrosource and Lea & Eddy Holdings. If the Sixth Amendment Effective Date has occurred, notwithstanding anything to the contrary in this Amendment, the Financing Agreement or any other Loan Document:

(a)

Hydrosource shall cease to be a Borrower and Hydrosource shall cease to be party to the Financing Agreement and each other Loan Document to which it is a party, and accordingly shall cease to have any continuing rights, benefits, liabilities, responsibilities or obligations under each such Loan Document, immediately upon the occurrence of the Sixth Amendment Effective Date without any further action on the part of any Person; provided, however, that upon the consummation of the Hydrosource Credit Agreement, the Fifth Amendment Term Loans and all obligations and Liens on Hydrosource’s Properties in respect thereof shall be deemed to have been borrowed and/or incurred thereunder, as applicable, it being acknowledged and agreed by the parties hereto that the Fifth Amendment Term Loans shall cease to be outstanding under the Financing Agreement, but shall not be deemed repaid, forgiven, or otherwise terminated, it being the intention of the parties that an amount equal to the Fifth Amendment Term Loans shall continue to be outstanding and payable to the Lenders under the Hydrosource Credit Agreement, in all cases subject to and in accordance with the terms thereof;

(b)

Lea & Eddy Holdings, in its capacity as the “Parent” under the Existing Financing Agreement and the other Loan Documents, shall cease to be a Guarantor and shall cease to be party to the Financing Agreement and each other Loan Document to which it is a party, and accordingly shall cease to have any continuing rights, benefits, liabilities, responsibilities or obligations under each such Loan Document, immediately upon the occurrence of the Sixth Amendment Effective Date without any further action on the part of any Person; and

(c)

the Agent shall, at the cost and expense of the Loan Parties, execute and deliver all such documentation and instruments as are necessary and reasonably requested by the Loan Parties to effect or evidence the foregoing clauses (a) and (b); provided, however, that the foregoing shall in no event (i) discharge or release any liabilities, obligations or responsibilities incurred by Hydrosource prior to the occurrence of the Sixth Amendment Effective Date (and for the avoidance of doubt, all liabilities, obligations or responsibilities in respect of the Fifth Amendment Term Loans shall be deemed to have been incurred under the Hydrosource Credit Agreement as set forth in clause (a) above), (ii) affect the Agent’s Lien on all Properties of the Loan Parties created by the Security Agreement, the Mortgages and the other Loan Documents, in each case as amended or otherwise modified on the Sixth Amendment Effective Date, or (iii) diminish or otherwise affect the New Parent’s and the Remaining Borrowers’ obligations under the Financing Agreement or the other Loan Documents, including to (1) make representations and warranties under the Financing Agreement, including Article VI thereto, and the other Loan Documents in respect of the New Parent and the Remaining Borrowers or (2) cause (directly or indirectly) the other Loan Parties to perform and comply with the covenants set forth in the Financing Agreement, including in Article VII, and the other Loan Documents.

19.

Termination. If for any reason the Sixth Amendment Effective Date does not occur on or before the EagleRock IPO Outside Date, then this Amendment shall be deemed to have terminated effective as of the EagleRock IPO Outside Date and this Amendment shall become void and of no further force or effect without any further action by or liability to any party hereto, and following such termination, the Existing Financing Agreement and the other Loan Documents shall continue in full force and effect without giving any effect to this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

HYDROSOURCE LOGISTICS, LLC

By:	/s/ Dale Redman
Name: Dale Redman
Title: President

DESERT RAM HOLDINGS, LLC

By:	/s/ Dale Redman
Name: Dale Redman
Title: President

ACCELERATED WATER RESOURCES, LLC

By:	/s/ Dale Redman
Name: Dale Redman
Title: President

GUARANTORS:

LEA & EDDY HOLDINGS, LLC

By:	/s/ Dale Redman
Name: Dale Redman
Title: President

DESERT RAM SOUTH, INCORPORATED

By:	/s/ Dale Redman
Name: Dale Redman
Title: President

[Signature Page to Sixth Amendment to Financing Agreement]

DESERT RAM SOUTH RANCH, INC. (F/K/A NGL
SOUTH RANCH, INC.)

By:	/s/ Dale Redman
Name: Dale Redman
Title: President

DESERT RAM NORTH RANCH, LLC (F/K/A NGL
NORTH RANCH, LLC)

By:	/s/ Dale Redman
Name: Dale Redman
Title: President

HYDROSOURCE LOGISTICS WASTE MANAGEMENT, LLC

By:	/s/ Dale Redman
Name: Dale Redman
Title: President

LIMESTONE BASIN PROPERTIES RANCH, LLC

By:	/s/ Dale Redman
Name: Dale Redman
Title: President

BASIN PROPERTIES RANCHES, LLC

By:	/s/ Dale Redman
Name: Dale Redman
Title: President

[Signature Page to Sixth Amendment to Financing Agreement]

AWR EQUIPMENT, LLC

By:	/s/ Dale Redman
Name: Dale Redman
Title: President

ACCELERATED SWD, LLC

By:	/s/ Dale Redman
Name: Dale Redman
Title: President

[Signature Page to Sixth Amendment to Financing Agreement]

COLLATERAL AGENT AND ADMINISTRATIVE AGENT: TCW ASSET MANAGEMENT COMPANY LLC

By:	/s/ Suzanne Grosso
	Name:	Suzanne Grosso
	Title:	Managing Director

[Signature Page to Sixth Amendment to Financing Agreement]

LENDERS:	TCW DIRECT LENDING PRIVATE FUND VIII LP, as a Lender

By TCW Asset Management Company LLC, its Investment Advisor

	By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

TCW DIRECT LENDING STRUCTURED
SOLUTIONS 2022 LLC, as a Lender

By: TCW Asset Management Company LLC, its Collateral Manager

	By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

TCW BRAZOS FUND LLC, as a Lender

By: TCW Asset Management Company LLC, its Investment Advisor

	By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

TCW SKYLINE LENDING LP, as a Lender

By: TCW Asset Management Company LLC, its Investment Advisor

	By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

[Signature Page to Sixth Amendment to Financing Agreement]

TCW WV FINANCING LLC, as a Lender

By: TCW Asset Management Company LLC, its Collateral Manager

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

SAFETY NATIONAL CASUALTY
CORPORATION, as a Lender

By:	TCW Asset Management Company LLC, its Investment Manager and Attorney-in-Fact

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

RELIANCE STANDARD LIFE INSURANCE
COMPANY, as a Lender

By: TCW Asset Management Company LLC, its Investment Manager and Attorney-in-Fact

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

PHILADELPHIA INDEMNITY INSURANCE
COMPANY, as a Lender

By: TCW Asset Management Company LLC, its Investment Manager and Attorney-in-Fact

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

[Signature Page to Sixth Amendment to Financing Agreement]

TCW SL FINANCING LLC, as a Lender

By TCW Asset Management Company LLC, its Collateral Manager

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

TCW DL VIII FINANCING LLC, as a Lender
By TCW Asset Management Company LLC, its Collateral Manager

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

TCW STAR DIRECT LENDING LLC, as a Lender

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

TCW MARINA SL FINANCING I LLC, as a Lender

By: TCW Asset Management Company LLC, its Collateral Manager

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

[Signature Page to Sixth Amendment to Financing Agreement]

AWC CAYMAN B, LLC, as a Lender

Acting through its managing member,
AWC MASTER FUND A, LP

By:	/s/ Cathy Weist
Name: Cathy Weist
Title: Authorized Signatory

[Signature Page to Sixth Amendment to Financing Agreement]

CCLF HOLDINGS (D41) LLC, as a Lender

By:	/s/ Stephen Nesbitt
Name: Stephen Nesbitt
Title: Partner

[Signature Page to Sixth Amendment to Financing Agreement]

Exhibit A

Amended Financing Agreement

[See Attached]

Amended by the ~~Fifth~~Sixth Amendment to Financing Agreement dated ~~April 1~~May 4, 2026

FINANCING AGREEMENT

Dated as of April 4, 2024

by and among

~~LEA & EDDY HOLDINGS~~EAGLEROCK LAND OPERATING, LLC,

as the Parent,

EACH SUBSIDIARY OF THE PARENT LISTED AS A BORROWER

ON THE SIGNATURE PAGES HERETO,

as Borrowers,

THE PARENT AND EACH SUBSIDIARY OF THE PARENT

LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO,

as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

as Lenders,

TCW ASSET MANAGEMENT COMPANY LLC,

as Collateral Agent,

and

TCW ASSET MANAGEMENT COMPANY LLC,

as Administrative Agent

Table of Contents

Page

ARTICLE I DEFINITIONS; CERTAIN TERMS		1
Section 1.01	Definitions	1
Section 1.02	Terms Generally	~~42~~42
Section 1.03	Certain Matters of Construction	~~42~~43
Section 1.04	Accounting and Other Terms	~~43~~43
Section 1.05	Time References	~~44~~44
Section 1.06	Performance of Obligations	~~44~~44
Section 1.07	LLC Divisions	~~44~~44
Section 1.08	Rates	~~44~~44

ARTICLE II THE LOANS		~~45~~45
Section 2.01	Commitments	~~45~~45
Section 2.02	Making the Loans	~~46~~46
Section 2.03	Repayment of Loans; Evidence of Debt	~~48~~49
Section 2.04	Interest	~~50~~50
Section 2.05	Reduction of Commitment; Prepayment of Loans	~~51~~52
Section 2.06	Fees	~~55~~55
Section 2.07	SOFR Option; Suspension of SOFR Option; Benchmark Transition	~~56~~56
Section 2.08	Funding Losses	~~59~~59
Section 2.09	Taxes	~~59~~60
Section 2.10	Increased Costs and Reduced Return.	~~63~~63

ARTICLE III [RESERVED]		~~64~~64
ARTICLE IV APPLICATION OF PAYMENTS; DEFAULTING LENDERS; JOINT AND SEVERAL LIABILITY OF BORROWERS		~~64~~64
Section 4.01	Payments; Computations and Statements	~~64~~64
Section 4.02	Sharing of Payments	~~64~~64
Section 4.03	Apportionment of Payments	~~65~~65
Section 4.04	Defaulting Lenders	~~66~~66
Section 4.05	Administrative Borrower; Joint and Several Liability of the Borrowers	~~67~~67

ARTICLE V CONDITIONS TO LOANS		~~68~~68
Section 5.01	Conditions Precedent to Effectiveness	~~68~~68
Section 5.02	Conditions Precedent to All Loans	~~71~~71
Section 5.03	Conditions Subsequent to Effectiveness	~~72~~72

ARTICLE VI REPRESENTATIONS AND WARRANTIES		~~73~~72
Section 6.01	Representations and Warranties	~~73~~72

ARTICLE VII COVENANTS OF THE LOAN PARTIES AND OTHER COLLATERAL MATTERS		~~81~~80
Section 7.01	Affirmative Covenants	~~81~~80
Section 7.02	Negative Covenants	~~90~~89

Section 7.03	Financial Covenants	~~94~~94

ARTICLE VIII CASH MANAGEMENT ARRANGEMENTS AND OTHER COLLATERAL MATTERS		~~95~~94
Section 8.01	Cash Management Arrangements	~~95~~94

ARTICLE IX EVENTS OF DEFAULT		~~96~~95
Section 9.01	Events of Default	~~96~~95
Section 9.02	Cure Right	~~98~~98

ARTICLE X AGENTS		~~99~~98
Section 10.01	Appointment	~~99~~98
Section 10.02	Nature of Duties; Delegation	~~100~~99
Section 10.03	Rights, Exculpation, Etc.	~~100~~100
Section 10.04	Reliance	~~101~~101
Section 10.05	Indemnification	~~101~~101
Section 10.06	Agents Individually	~~102~~101
Section 10.07	Successor Agent	~~102~~101
Section 10.08	Collateral Matters	~~102~~102
Section 10.09	Agency for Perfection	~~104~~103
Section 10.10	No Reliance on any Agent’s Customer Identification Program	~~104~~103
Section 10.11	No Third-Party Beneficiaries	~~104~~104
Section 10.12	No Fiduciary Relationship	~~104~~104
Section 10.13	Reports; Confidentiality; Disclaimers	~~105~~104
Section 10.14	Collateral Custodian	~~105~~105
Section 10.15	Collateral Agent May File Proofs of Claim	~~105~~105
Section 10.16	Erroneous Distribution	~~106~~105

ARTICLE XI GUARANTY		~~106~~106
Section 11.01	Guaranty	~~106~~106
Section 11.02	Guaranty Absolute	~~106~~106
Section 11.03	Waiver	~~107~~107
Section 11.04	Continuing Guaranty; Assignments	~~108~~107
Section 11.05	Subrogation	~~108~~107
Section 11.06	Contribution	~~108~~108
Section 11.07	Maximum Parent Liability	108

ARTICLE XII MISCELLANEOUS		~~109~~109
Section 12.01	Notices, Etc.	~~109~~109
Section 12.02	Amendments, Etc.	~~111~~111
Section 12.03	No Waiver; Remedies, Etc.	~~112~~112
Section 12.04	Expenses; Attorneys’ Fees	~~113~~112
Section 12.05	Right of Set-off	~~113~~113
Section 12.06	Severability	~~114~~114
Section 12.07	Assignments and Participations	~~114~~114
Section 12.08	Counterparts; Electronic Execution	~~117~~117
Section 12.09	GOVERNING LAW	~~118~~117

Section 12.10	CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE	~~118~~118
Section 12.11	WAIVER OF JURY TRIAL, ETC.	~~119~~118
Section 12.12	Consent by the Agents and Lenders	~~119~~119
Section 12.13	No Party Deemed Drafter	~~119~~119
Section 12.14	Reinstatement; Certain Payments	~~119~~119
Section 12.15	Indemnification; Limitation of Liability for Certain Damages	~~120~~119
Section 12.16	Records	~~121~~120
Section 12.17	Binding Effect	~~121~~120
Section 12.18	Highest Lawful Rate	~~121~~121
Section 12.19	Confidentiality	~~122~~121
Section 12.20	Public Disclosure	~~122~~122
Section 12.21	Integration	~~123~~122
Section 12.22	USA PATRIOT Act	~~123~~122

SCHEDULE AND EXHIBITS

Schedule 1.01(A)	Lenders and Lenders’ Commitments
Schedule 1.01(B)	Mortgaged Properties
Schedule 6.01(e)	Capitalization; Subsidiaries
Schedule 6.01(f)	Litigation
Schedule 6.01(l)	Nature of Business
Schedule 6.01(o)(i)	Owned Real Property
Schedule 6.01(o)(ii)	Leased Real Property
Schedule 6.01(q)	Environmental Matters
Schedule 6.01(r)	Insurance
Schedule 6.01(u)	Intellectual Property
Schedule 6.01(v)	Material Contracts
Schedule 7.02(a)	Existing Liens
Schedule 7.02(b)	Existing Indebtedness
Schedule 7.02(e)	Existing Investments
Schedule 7.02(k)	Limitations on Dividends and Other Payment Restrictions
Schedule 8.01	Cash Management Accounts

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of SOFR Notice
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Note
Exhibit 2.09(d)	Forms of U.S. Tax Compliance Certificate

FINANCING AGREEMENT

Financing Agreement, dated as of April 4, 2024, by and among ~~Lea & Eddy Holdings~~EagleRock Land Operating, LLC, a Texas limited liability company (the “Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages hereto (together with each other Person that executes a joinder agreement and becomes a “Borrower” hereunder, each, a “Borrower” and, collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder, each, a “Guarantor” and, collectively, the “Guarantors”), the lenders from time to time party hereto (each, a “Lender” and, collectively, the “Lenders”), TCW Asset Management Company LLC, a Delaware limited liability company (“TCW”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and, together with the Collateral Agent, each, an “Agent” and, collectively, the “Agents”).

R E C I T A L S:

The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of (a) an initial term loan in the aggregate principal amount of $72,000,000, (b) a revolving credit facility in an aggregate principal amount not to exceed $7,500,000 at any time outstanding and (c) a term loan on the Third Amendment Effective Date in the aggregate principal amount of $204,000,000. ~~Hydrosource has asked the Lenders to extend credit to the Borrowers consisting of a term loan on the Fifth Amendment Effective Date in the aggregate principal amount of $70,000,000.~~ The proceeds of the initial term loan and the loans made under the revolving credit facility shall be used to (a) fund a portion of the cash consideration payable by the Loan Parties in connection with the Effective Date Acquisition, (b) fund the fees, costs and expenses relating to this Agreement and the Effective Date Acquisition and (c) fund general corporate purposes. The proceeds of the term loan funded on the Third Amendment Effective Date shall be used to (a) fund a portion of the cash consideration payable by the Loan Parties in connection with the AWR Acquisition, (b) fund the fees, costs and expenses relating to this Agreement and the AWR Acquisition and (c) fund general corporate purposes. The ~~proceeds of the term loan funded on the Fifth Amendment Effective Date shall be used to (a) fund a portion of the cash consideration payable by the Loan Parties in connection with the Intrepid Acquisition, (b) fund the fees, costs and expenses relating to this Agreement and the Intrepid Acquisition and (c) fund general corporate purposes. The~~ Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CERTAIN TERMS

Section 1.01 Definitions . As used in this Agreement, the following terms shall have the respective meanings indicated below:

“Account Debtor” means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account of such Person.

“Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.

“Action” has the meaning specified therefor in Section 12.12.

“Additional Amount” has the meaning specified therefor in Section 2.09(a).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.

“Administrative Agent” has the meaning specified therefor in the preamble.

“Administrative Agent’s Accounts” means one or more accounts designated by the Administrative Agent at a bank designated by the Administrative Agent from time to time as the accounts into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

“Administrative Borrower” has the meaning specified therefor in Section 4.05(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party.

“Agent” and “Agents” have the respective meanings specified therefor in the preamble.

“Agreement” means this Financing Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment ~~and~~, the Fifth Amendment and the Sixth Amendment, and including all amendments, restatements, amendments and restatements, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act of 2010, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties and their Subsidiaries do business.

“Anti-Money Laundering Laws” means all Requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B).

“Applicable Margin” means, as of any date of determination, with respect to the interest rate of any Revolving Loan or the Term Loans (or any portion thereof):

(a) From the Effective Date until receipt by the Administrative Agent of the quarterly financial statements and a certificate of an Authorized Officer of the Parent for the Fiscal Quarter ending September 30, 2024 in accordance with Sections 7.01(a)(ii) and 7.01(a)(iv) (the “Initial Applicable Margin Period”), the relevant Applicable Margin shall be set at Level I in the table below.

(b) After the Initial Applicable Margin Period, the relevant Applicable Margin shall be set at the respective level indicated below based upon the Leverage Ratio set forth opposite thereto, which ratio shall be calculated as of the end of the most recent four consecutive Fiscal Quarter period for which quarterly financial statements and a certificate of an Authorized Officer of the Parent are received by the Agents and the Lenders in accordance with Sections 7.01(a)(ii) and 7.01(a)(iv):

~~With respect to all Tranche A Loans:~~

Level	Leverage Ratio	Reference Rate Loans	SOFR Loans
I	Greater than or equal to 3.00 to 1:00	7.50%	8.50%
II	Less than 3.00 to 1:00	7.00%	8.00%

~~With respect to all Fifth Amendment Term Loans:~~

~~Level~~	~~Leverage Ratio~~	~~Reference Rate Loans~~		~~SOFR Loans~~
~~I~~	~~Greater than or equal to 3.00 to 1:00~~	~~7.75~~	%	~~8.75~~	%
~~II~~	~~Less than 3.00 to 1:00~~ 	~~7.25~~	%	~~8.25~~	%

(c) Subject to clause (d) below, the adjustment of the Applicable Margin (if any) will occur two Business Days after the date the Administrative Agent receives the quarterly financial statements and a certificate of an Authorized Officer of the Parent in accordance with Sections 7.01(a)(ii) and 7.01(a)(iv).

(d) Notwithstanding the foregoing:

(i) the Applicable Margin shall be set at Level I in the tables above (A) upon the occurrence and during the continuation of an Event of Default, or (B) if for any period, the Administrative Agent does not receive the financial statements and certificates described in clause (c) above, for the period commencing on the date such financial statements and certificate were required to be delivered through the date on which such financial statements and certificate are actually received by the Administrative Agent and the Lenders; and

(ii) in the event that any financial statement or certificate described in clause (c) above is inaccurate (regardless of whether this Agreement or any Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any fiscal period, then the Applicable Margin for such fiscal period shall be adjusted retroactively (to the effective date of the determination of the Applicable Margin that was based upon the delivery of such inaccurate financial statement or certificate) to reflect the correct Applicable Margin, and the Borrowers shall promptly make payments to the Agents and the Lenders to reflect such adjustment.

“Applicable Premium” means:

(a) as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (c), (d) or (e) of the definition thereof:

~~(i) with respect to the Tranche A Loans:~~

(~~1~~i) during the period after the one year anniversary of the Effective Date up to and including the date that is the two year anniversary of the Effective Date (the “First Period”), an amount equal to 5.0% times the sum of (A) the aggregate amount of all Obligations (other than the Applicable Premium) attributable to the Tranche A Loans outstanding on the date of such Applicable Premium Trigger Event and (B) the aggregate amount of undrawn Revolving Credit Commitments immediately prior to such Applicable Premium Trigger Event;

(~~2~~ii) during the period after the First Period up to and including the date that is the three year anniversary of the Effective Date (the “Second Period”), an amount equal to 4.0% times the sum of (A) the aggregate amount of all Obligations (other than the Applicable Premium) attributable to the Tranche A Loans outstanding on the date of such Applicable Premium Trigger Event and (B) the aggregate amount of undrawn Revolving Credit Commitments immediately prior to such Applicable Premium Trigger Event;

(~~3~~iii) during the period after the Second Period up to and including the date that is the four year anniversary of the Effective Date (the “Third Period”), an amount equal to 2.0% times the sum of (A) the aggregate amount of all Obligations (other than the Applicable Premium) attributable to the Tranche A Loans outstanding on the date of such Applicable Premium Trigger Event and (B) the aggregate amount of undrawn Revolving Credit Commitments immediately prior to such Applicable Premium Trigger Event;

(~~4~~iv) during the period after the Third Period up to and including the date that is the five year anniversary of the Effective Date (the “Fourth Period”), an amount equal to 1.0% times the sum of (A) the aggregate amount of all Obligations (other than the Applicable Premium) attributable to the Tranche A Loans outstanding on the date of such Applicable Premium Trigger Event and (B) the aggregate amount of undrawn Revolving Credit Commitments immediately prior to such Applicable Premium Trigger Event; and

(~~5~~v) thereafter, zero~~; or~~.

~~(ii) with respect to the Fifth Amendment Term Loans, an amount equal to the greater of (1) a fee in an amount equal to $2,800,000 (i.e. 4.00% of the aggregate original principal amount of Fifth Amendment Term Loans) and (2) the amount necessary to cause the Fifth Amendment Term Loan Lenders to achieve a MOIC on the aggregate principal amount of all Fifth Amendment Term Loans of 1.10 to 1.00 as of the date of such Applicable Premium Trigger Event;~~

(b) as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (a) of the definition thereof:

(i) during the First Period, an amount equal to 5.0% times the amount of the permanent reduction of the Total Revolving Credit Commitment on such date;

(ii) during the Second Period, an amount equal to 4.0% times the amount of the permanent reduction of the Total Revolving Credit Commitment on such date;

(iii) during the Third Period, an amount equal to 2.0% times the amount of the permanent reduction of the Total Revolving Credit Commitment on such date;

(iv) during the Fourth Period, an amount equal to 1.0% times the amount of the permanent reduction of the Total Revolving Credit Commitment on such date; and

(v) thereafter, zero; and

(c) as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (b) of the definition thereof:

(i) during the First Period, an amount equal to 5.0% times the principal amount of the Tranche A Term Loans (other than the Applicable Premium) being paid on such date;

(ii) during the Second Period, an amount equal to 4.0% times the principal amount of the Tranche A Term Loans (other than the Applicable Premium) being paid on such date;

(iii) during the Third Period, an amount equal to 2.0% times the principal amount of the Tranche A Term Loans (other than the Applicable Premium) being paid on such date;

(iv) during the Fourth Period, an amount equal to 1.0% times the principal amount of the Tranche A Term Loans (other than the Applicable Premium) being paid on such date; and

(v) thereafter, zero~~; and~~.

~~(d) as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (f) of the definition thereof, an amount necessary to cause the Fifth Amendment Term Loan Lenders to achieve a MOIC on the aggregate principal amount of all Fifth Amendment Term Loans repaid or prepaid on or prior to such date of 1.10 to 1.00; provided that if the Fifth Amendment Term Loans are being paid in full on such date, then the amount of such Applicable Premium payable on such date shall be no less than $2,800,000 (i.e. 4.00% of the aggregate original principal amount of Fifth Amendment Term Loans).~~

“Applicable Premium Trigger Event” means

(a) any permanent reduction of the Total Revolving Credit Commitment pursuant to Section 2.05 or Section 9.01;

(b) any payment by any Loan Party of all, or any part, of the principal balance of the Tranche A Term Loans for any reason (including, without limitation, any optional prepayment or mandatory prepayment (other than any mandatory prepayment made pursuant to Section 2.03(b)(i), Section 2.05(c)(i) or 2.05(c)(iv)~~, or any mandatory prepayment made pursuant to Section 2.05(c)(iii) due to an Equity Issuance by the Parent to Enchanted Eagle Investments, LLC or any of its Affiliates~~)) whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations;

(c) the acceleration of the Obligations for any reason, including, without limitation, acceleration in accordance with Section 9.01, including as a result of the commencement of an Insolvency Proceeding;

(d) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to any Agent, for the account of the Lenders in full or partial satisfaction of the Obligations; or

(e) the termination of this Agreement for any reason~~; or~~.

~~(f) any payment by any Loan Party of all, or any part, of the principal balance of the Fifth Amendment Term Loans for any reason (including, without limitation, any optional prepayment or mandatory prepayment (other than any mandatory prepayment made pursuant to Section 2.03(b)(ii), Section 2.05(c)(i) or 2.05(c)(iv)) whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations.~~

“Appraised Value” means, as of any date, the appraised value of the fee-owned Mortgaged Properties as set forth in the most recent appraisal of the Mortgaged Properties delivered to the Agents pursuant to Section 7.01(q).

“Asset Coverage Ratio” means, at any time, the ratio of (a) the Appraised Value as of such time to (b) all Indebtedness of the Borrower and its Subsidiaries as of such time.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent (and the Administrative Agent, if applicable), in accordance with Section 12.07 and substantially in the form of Exhibit B or such other form acceptable to the Collateral Agent.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer or other financial officer performing similar functions, president, co-president or executive vice president of such Person.

“Availability” means, at any time, the difference between (a) the Total Revolving Credit Commitment and (b) the aggregate outstanding principal amount of all Revolving Loans.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“AWR” means Accelerated Water Resources, LLC, a Delaware limited liability company.

“AWR Acquired Assets” means, collectively, all of the Equity Interests in the AWR Acquired Companies and all of the Property of the AWR Acquired Companies.

“AWR Acquired Companies” means the collective reference to Accelerated Water Resources, LLC, a Delaware limited liability company, Accelerated SWD, LLC, a Delaware limited liability company, AWR Equipment, LLC, a Delaware limited liability company, Limestone Basin Properties Ranch, LLC, a Delaware limited liability company, Basin Properties Ranches, LLC, a Delaware limited liability company, and the AWR Excluded Subsidiaries.

“AWR Acquisition” means the acquisition directly by the Parent of all of the issued and outstanding Equity Interests of AWR pursuant to the terms and conditions of the AWR Acquisition Documents.

“AWR Acquisition Agreement” means that certain Membership Interest Purchase and Sale Agreement, dated as of the Third Amendment Effective Date, by and between Basin Properties, LLC, a Delaware limited liability company, NGL Water Solutions Permian, LLC, a Colorado limited liability company, the Parent, and Accelerated Water Resources, LLC a Delaware limited liability company, as amended or otherwise modified in accordance with Section 7.02(m).

“AWR Acquisition Documents” means the AWR Acquisition Agreement and all agreements, bills of sale, assignments, documents and instruments, including any escrow agreement, executed and/or delivered pursuant thereto or in connection therewith (other than the Loan Documents).

“AWR Excluded Subsidiaries” means the collective reference to RRR and Limestone Basin Properties Ranch, LLC, a New Mexico limited liability company, RRR and Basin Properties Ranches, LLC, a New Mexico limited liability company, and any future Subsidiary of either of the foregoing.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.07(h).

“Benchmark Replacement” mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment for each applicable Interest Period, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (1) the date of the public statement or publication of information referenced therein and (2) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.07(h) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.07(h).

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

~~“Board Observer” has the meaning specified therefor in Section 7.01(p).~~

“Board of Directors” means with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function.

~~“BOD Meeting” has the meaning specified therefor in Section 7.01(p).~~

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble hereto. As of the ~~Third~~Sixth Amendment Effective Date, the Borrowers are Desert Ram Holdings, LLC~~, Hydrosource~~ and AWR.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in New York, except that, if a determination of a Business Day shall relate to a SOFR Loan, the term “Business Day” also shall exclude any day that is not a U.S. Government Securities Business Day.

“Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease Obligations, obligations under synthetic leases and capitalized software costs that are paid or due and payable during such period and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Equity Interests of, any other Person.

“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P 1 by Moody’s or A 1 by Standard & Poor’s; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; and (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within 270 days from the date of acquisition thereof.

“Cash Management Accounts” means the bank accounts of each Loan Party maintained at one or more Cash Management Banks listed on Schedule 8.01 hereto.

“Cash Management Bank” has the meaning specified therefor in Section 8.01(a).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means each occurrence of any of the following:

~~(a) except as a result of the exercise of any Warrants, the Permitted Holders cease to beneficially and of record own and control, directly or indirectly, at least 85% on a fully diluted basis of the aggregate outstanding voting or economic power of the Equity Interests of the Parent; provided a Change of Control shall occur if at any time the Permitted Holders cease to beneficially and of record own and control, directly or indirectly, at least 50.1% on a fully diluted basis of the aggregate outstanding voting or economic power of the Equity Interests of the Parent;~~

(a) any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) other than Permitted Holders acquires the ownership, directly or indirectly, beneficially or of record, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent;

(b) ~~the Permitted Holders cease to beneficially and of record own and control, directly or indirectly, the power to designate managers on the Board of Directors of the Parent with majority voting control~~PubCo shall cease to be the managing member of the Parent;

(c) the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries (other than (i) in connection with any transaction permitted pursuant to Section 7.02(c)(i) and (ii) the ~~AWR~~ Excluded Subsidiaries), free and clear of all Liens other than Permitted Specified Liens; or

~~(d) Dale Redman ceases for any reason to be actively involved in the day-to-day operations of the Loan Parties and their Subsidiaries to substantially the same extent as on the Effective Date;~~

~~(e) the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 60% of the aggregate voting or economic power of the Equity Interests of each AWR Excluded Subsidiary, free and clear of all Liens other than Permitted Specified Liens); or~~

(~~f~~d) a “Change of Control” (or any comparable term or provision) under or with respect to any Indebtedness for borrowed money of the Parent or any of its Subsidiaries or any of the Equity Interests of the Parent.

“Collateral” means all of the Property and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

“Collateral Agent” has the meaning specified therefor in the preamble.

“Collateral Agent Advances” has the meaning specified therefor in Section 10.08(a).

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

“Commitments” means, with respect to each Lender, such Lender’s Revolving Credit Commitment, Initial Term Loan Commitment~~,~~ and Third Amendment Term Loan Commitment ~~and Fifth Amendment Term Loan Commitment~~.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate, substantially in the form of Exhibit E, duly executed by an Authorized Officer of the Parent.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with respect to the Parent and its consolidated Subsidiaries for any period:

(a) Consolidated Net Income for such period,

plus

(b) without duplication, the sum of the following amounts for such period to the extent deducted in the calculation of Consolidated Net Income for such period:

(i) any provision for United States federal income taxes or other taxes measured by net income,

(ii) Consolidated Net Interest Expense,

(iii) any depreciation and amortization expense,

(iv) other non-cash charges, non-cash expenses or non-cash losses,

(v) expenses incurred in connection with the consummation of the Transactions,

(vi) any aggregate net losses from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business, and

(vii) reasonable and documented one-time, non-recurring expenses incurred in connection with the consummation of the AWR Acquisition ~~and the Intrepid Acquisition~~,

minus

(c) without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period:

(i) any credit for United States federal income taxes or other taxes measured by net income,

(ii) any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

(iii) any gain from extraordinary (as defined under GAAP prior to the effectiveness of FASB ASU 2015-01) items, and

(iv) any non-cash gain;

in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to the Parent for any period, the consolidated net income (or loss) of the Parent and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income of (i) any other Person in which the Parent or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of the Parent or its Subsidiaries) and (ii) the ~~AWR~~ Excluded Subsidiaries, in each case except to the extent of the amount of dividends or distributions paid to a Loan Party, (b) the net income of any Subsidiary of the Parent that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of the Parent or merging or consolidating into the Parent or its Subsidiaries.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, (a) gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (b) the sum of (i) interest income for such period and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

“Contingent Indemnity Obligations” means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent.

“Cure Right” has the meaning specified in Section 9.02.

“Current Value” has the meaning specified therefor in Section 7.01(m).

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Administrative Borrower, or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity. Notwithstanding anything to the contrary herein, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Administrative Borrower and each Lender.

“Desert Ram” means Desert Ram South, Incorporated, a Delaware corporation.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) the early termination or modification of any contract resulting in the receipt by any Loan Party or any of its Subsidiaries of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification) or (d) any sale of merchant accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party or any of its Subsidiaries.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is six months after the Final Maturity Date.

“Dollar”, “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Effective Date” has the meaning specified therefor in Section 5.01.

“Effective Date Acquired Companies” means the collective reference to Desert Ram South Ranch, Inc. (f/k/a NGL South Ranch, Inc.), a New Mexico corporation, and Desert Ram North Ranch, LLC (f/k/a NGL North Ranch, LLC), a Texas limited liability company.

“Effective Date Acquisition” means the acquisition, directly or indirectly, by the Loan Parties of all of the issued and outstanding Equity Interests of the Effective Date Acquired Companies pursuant to the terms and conditions of the Effective Date Acquisition Documents.

“Effective Date Acquisition Agreement” means that certain Equity Interest Purchase Agreement, dated as of April 4, 2024, by and between the Effective Date Seller, Hydrosource, Desert Ram, and the Effective Date Acquired Companies, as amended or otherwise modified in accordance with Section 7.02(m).

“Effective Date Acquisition Documents” means the Effective Date Acquisition Agreement and all other agreements, instruments and other documents related thereto or executed in connection therewith, the terms of which shall be satisfactory to the Administrative Agent.

“Effective Date Assets” means, collectively, all of the Equity Interests in the Effective Date Acquired Companies and all of the Property of the Effective Date Acquired Companies.

“Effective Date Seller” means NGL Water Solutions Permian, LLC, a Texas limited liability company.

“Employee Plan” means an employee benefit plan within the meaning of Section 3(3) of ERISA, regardless of whether subject to ERISA, that any Loan Party or any of its ERISA Affiliates maintains, sponsors or contributes to or is obligated to contribute to or otherwise has any liability.

“Environmental Claim” means any action, suit, complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication, from any Person or Governmental Authority relating to or arising out of any threatened, alleged or actual (a) violation of, non-compliance with, or liability under, any Environmental Law, or (b) the manufacture, use, handling, processing, distribution, labeling, generation, transportation, storage, treatment, Release, threatened Release, disposal or arranging for the disposal of, or exposure to, any Hazardous Materials.

“Environmental Law” means any Requirement of Law relating to, regulating or governing (i) the pollution or protection of the environment, any environmental media, natural resources, human health or safety, or (ii) the manufacture, use, handling, processing, distribution, labeling, generation, transportation, storage, treatment, Release, threatened Release, disposal or arranging for the disposal of, or exposure to, any Hazardous Materials.

“Environmental Liability” means all liabilities (contingent or otherwise, known or unknown), monetary obligations, losses (including monies paid in settlement), damages, natural resource damages, costs and expenses (including all reasonable fees, costs, client charges and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest arising directly or indirectly as a result of, from, or based upon (a) any Environmental Claim, (b) any actual, alleged or threatened violation of or non-compliance with any Environmental Law or permits required by Environmental Law, (c) any actual, alleged or threatened Release of, or exposure to, Hazardous Materials, (d) any Remedial Action, (e) any environmental condition or (f) any contract, agreement or other arrangement pursuant to which liability is assumed or imposed contractually or by operation of law with respect to any of the foregoing clauses (a)-(e).

“Environmental Lien” means any Lien in favor of any Governmental Authority arising out of any Environmental Liability.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations, or other ownership, profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting, and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

“Equity Issuance” means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by the Parent of any cash capital contributions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person is, or within the last six (6) years was or would reasonably be expected to be treated as a single employer under Section 414 of the Internal Revenue Code or Section 4001 of ERISA.

“Erroneous Distribution” has the meaning specified therefor in Section 10.16.

“Event of Default” has the meaning specified therefor in Section 9.01.

“Excess Cash Flow” means, with respect to the Parent and its Subsidiaries for any period, (a) Consolidated EBITDA for such period, less (b) the sum of, without duplication, (i) all cash principal payments (excluding any principal payments made pursuant to Section 2.05(b) or 2.05(c)) on the Loans made during such period (but, in the case of the Revolving Loans, only to the extent that the Total Revolving Credit Commitment is permanently reduced by the amount of such payments), and all cash principal payments on Indebtedness (other than Indebtedness incurred under this Agreement) of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement (but, in the case of revolving loans, only to the extent that the revolving credit commitment in respect thereof is permanently reduced by the amount of such payments), (ii) all Consolidated Net Interest Expense to the extent paid or payable in cash during such period, (iii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness or through an Equity Issuance), (iv) all scheduled loan servicing fees and other similar fees in respect of Indebtedness of such Person or any of its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (v) all Tax Distributions to the extent paid in cash during such period and (vi) any amounts added to Consolidated EBITDA pursuant to clause (b)(vii) of the definition thereof (for the avoidance of doubt, excluding any amounts paid out of the proceeds of the Third Amendment Term Loans ~~and the Fifth Amendment Term Loans~~), to the extent paid in cash during such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means (a) any deposit account maintained by any Excluded Subsidiary and (b) any deposit account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees.

“Excluded Subsidiaries” means the collective reference to the AWR Excluded Subsidiaries and any other Subsidiaries of the Parent that are not Legacy Loan Parties (as defined in the Sixth Amendment).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.09(d) and (d) any withholding Taxes imposed under FATCA.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Extraordinary Receipts” means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(ii) or (iii)), including, without limitation, (a) foreign, United States, state or local tax refunds, (b) proceeds of insurance, (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (d) condemnation awards (and payments in lieu thereof), (e) indemnity payments and (f) any purchase price adjustment received in connection with any purchase agreement (including any Effective Date Acquisition Documents and any AWR Acquisition Documents).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal, tax or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and entered into in connection with the implementation of Sections 1471 through 1474 of the Internal Revenue Code and the Treasury Regulations thereunder.

“FCPA” has the meaning specified therefor in the definition of Anti-Corruption Laws.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain fee letter agreement, dated as of the Effective Date, by and among the Parent, the Borrowers and the Administrative Agent.

“Fifth Amendment” means that certain Fifth Amendment to Financing Agreement dated as of the Fifth Amendment Effective Date, by and among the Loan Parties party thereto, the Agents and the Lenders.

“Fifth Amendment Effective Date” has the meaning given to such term in the Fifth Amendment.

~~“Fifth Amendment Fee Letter” means that certain fee letter agreement, dated as of the Fifth Amendment Effective Date, by and among Hydrosource and the Administrative Agent.~~

~~“Fifth Amendment Term Loan” means, collectively, the loans made by the Fifth Amendment Term Loan Lenders to Hydrosource pursuant to Section 2.01(a)(iv).~~

~~“Fifth Amendment Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Fifth Amendment Term Loan to Hydrosource in the amount set forth in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.~~

~~“Fifth Amendment Term Loan Lender” means a Lender with a Fifth Amendment Term Loan Commitment or a Fifth Amendment Term Loan.~~

~~“Fifth Amendment Term Loan Maturity Date” means December 31, 2027.~~

~~“Fifth Amendment Term Loan Note” shall mean a promissory note evidencing the Fifth Amendment Term Loans, substantially in the form of Exhibit F.~~

“Final Maturity Date” means the latest stated maturity date applicable to any Loans under this Agreement.

“First Amendment” means that certain First Amendment to Financing Agreement dated as of December 11, 2024, by and among the Loan Parties party thereto, the Agents and the Lenders.

“Fiscal Quarter” means each fiscal quarter of the Parent and its Subsidiaries ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

“Fiscal Year” means the fiscal year of the Parent and its Subsidiaries ending on December 31 of each year.

“Floor” means a rate of interest equal to 2.00% per annum.

“Foreign Lender” has the meaning specified therefor in Section 2.09(d)(i)(B).

“Fourth Amendment” means that certain Fourth Amendment to Financing Agreement dated as of December 12, 2025, by and among the Loan Parties party thereto, the Agents and the Lenders.

“Funding Fee” has the meaning specified therefor in Section 2.06(a).

“Funding Losses” has the meaning specified therefor in Section 2.08.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the date hereof, provided further that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03, the Collateral Agent and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 shall be calculated as if no such change in GAAP has occurred.

“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Authority” means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” has the meaning specified therefor in Section 11.01.

“Guarantor” means (a) the Parent and each Subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto, and (b) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Article XI and (b) each other guaranty, in form and substance satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.

~~“H2O” means H2O Oil Field Solutions, LLC, a Texas limited liability company.~~

“Hazardous Material” means any element, material, substance, waste, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic or hazardous substance, hazardous waste, universal waste, special waste, or solid waste or is otherwise characterized by words of similar import under any Environmental Law or that is regulated under, or for which liability or standards of care are imposed, pursuant to any Environmental Law, including, without limitation, petroleum, polychlorinated biphenyls; asbestos-containing materials, lead or lead-containing materials, urea formaldehyde-containing materials, radioactive materials, radon, per- and polyfluoroalkyl substances and mold.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement with a Hedging Counterparty.

“Hedging Counterparty” means (i) any Person reasonably acceptable to the Administrative Agent that is a counterparty under a Hedging Agreement to which any Loan Party is party and (ii) any other Person whose long-term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher.

“Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

~~“Hy Flow” means Hy Flow Water Solutions, LLC, a Texas limited liability company.~~

~~“Hy Flow Pledge Agreement” means a Pledge Agreement by each Hy Flow Pledgor, pursuant to which each Hy Flow Pledgor grants a security interest in 100% of its Equity Interests in H2O Oilfield Solutions, LLC, a Texas limited liability company, and the other “Collateral” as defined therein in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of the Obligations, as amended, supplemented, or otherwise modified from time to time.~~

~~“Hy Flow Pledgor” means each of Dale Redman and Wasser Holdings, LLC, a Texas limited liability company.~~

~~“Hy Flow Recycling Agreement” means a water recycling services agreement to be entered into between Hydrosource and Hy Flow in accordance with Section 5.03(d), as amended or otherwise modified in accordance with Section 5.03(d) and Section 7.02(m).~~

~~“Hy Flow Subordination Agreement” means a Subordination Agreement made by Hy Flow in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.~~

“Hydrosource” means Hydrosource Logistics, LLC, a Texas limited liability company.

“Immediate Family Member” shall mean with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including, in each case, adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 90 days after the date such payable was created and any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

“Indemnified Matters” has the meaning specified therefor in Section 12.15.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party or any of its Subsidiaries under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified therefor in Section 12.15.

“Initial Term Loan” means, collectively, the loans made by the Initial Term Loan Lenders to the Borrowers pursuant to Section 2.01(a)(ii).

“Initial Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Initial Term Loan to the Borrowers in the amount set forth in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Initial Term Loan Lender” means a Lender with an Initial Term Loan Commitment or an Initial Term Loan.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” has the meaning specified therefor in the Security Agreement.

“Intellectual Property Contracts” means all agreements concerning Intellectual Property, including without limitation license agreements, technology consulting agreements, confidentiality agreements, co-existence agreements, consent agreements and non-assertion agreements.

“Interest Payment Date” has the meaning specified therefor in Section 2.04(d).

“Interest Period” means, with respect to each SOFR Loan, a period commencing on the date of the making of such SOFR Loan (or the continuation of a SOFR Loan or the conversion of a Reference Rate Loan to a SOFR Loan) and ending one or three months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the Adjusted Term SOFR from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one or three months after the date on which the Interest Period began, as applicable, and (e) ~~(i) Hydrosource may not elect an Interest Period for any Fifth Amendment Term Loan which will end after the Fifth Amendment Term Loan Maturity Date and (ii)~~ the Borrowers may not elect an Interest Period for any Tranche A Loans which will end after the Tranche A Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Inventory” means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

~~“Intrepid Acquired Assets” means, collectively, all of the Property acquired by Hydrosource pursuant to the Intrepid Acquisition Documents.~~

~~“Intrepid Acquisition” means the acquisition directly by Hydrosource of the Intrepid Acquired Assets pursuant to the terms and conditions of the Intrepid Acquisition Documents.~~

~~“Intrepid Acquisition Agreement” means that certain Asset Purchase Agreement, dated as of the Fifth Amendment Effective Date, by and among Hydrosource, as buyer, Dale Redman, as owner, and Intrepid Potash-New Mexico, LLC, a New Mexico limited liability company, as seller, as amended or otherwise modified in accordance with Section 7.02(m).~~

~~“Intrepid Acquisition Documents” means the Intrepid Acquisition Agreement and all agreements, bills of sale, assignments, documents and instruments, including any escrow agreement, executed and/or delivered pursuant thereto or in connection therewith (other than the Loan Documents).~~

“Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).

“Lease” means any (i) lease, sublease or license of, or (ii) permit or other agreement granting a right to use (including without limitation the right to graze upon, mine or extract minerals from) or possessory interest in, real property to which any Loan Party or any of its Subsidiaries is a party as lessor, lessee, sublessor, sublessee, licensor or licensee or permit holder.

“Leased Real Property” means (i) any leasehold interest in real property, (ii) easements or other exclusive or non-exclusive rights of access, occupancy or possession in or on real property or (iii) rights pursuant to mining permits and/or grazing and agricultural leases with respect to real property, in each case, held by a Loan Party or its Subsidiaries.

“Lender” has the meaning specified therefor in the preamble.

“Leverage Ratio” means, with respect to the Parent and its Subsidiaries for any Rolling Period, the ratio of (a) all Indebtedness of the Parent and its Subsidiaries as of the end of such period to (b) Consolidated EBITDA for such period; provided, that for the purposes of calculating the Leverage Ratio for any period ending on or prior to March 31, 2025, Consolidated EBITDA shall be deemed to be the actual Consolidated EBITDA for such Rolling Period, multiplied by the factor determined for such Rolling Period in accordance with the table below:

Rolling Period Ending	Factor
September 30, 2024	4
December 31, 2024	2
March 31, 2025	4/3

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Loan” means any Term Loan or any Revolving Loan made by an Agent or a Lender to the Borrowers pursuant to Article II.

“Loan Account” means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

“Loan Document” means this Agreement, any Control Agreement, any Guaranty, ~~the Hy Flow Subordination Agreement,~~ any Joinder Agreement, any Mortgage, any Security Agreement, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

“Loan Party” means any Borrower and any Guarantor.

“Loan Servicing Fee” has the meaning specified therefor in Section 2.06(c).

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, assets, liabilities or financial condition of the Loan Parties and their Subsidiaries taken as a whole, (b) the ability of the Loan Parties and their Subsidiaries taken as a whole to perform any of their obligations under any Loan Document, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies of any Agent or any Lender under any Loan Document, or (e) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on Collateral.

“Material Contract” means, with respect to any Person, (a) the Effective Date Acquisition Agreement, (b) the AWR Acquisition Agreement, (c) ~~the Intrepid Acquisition Agreement, (d) the NGL Water Supply Agreement, (e) the Hy Flow Recycling Agreement, (f)~~ each Merchant Ranch Agreement, (~~g~~d) ~~each Recycled Water Sales Agreement, (h)~~ each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $500,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (~~i~~e) each other contract or agreement as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Maximum Capital Expenditure Amount” means, for each Fiscal Year of the Loan Parties ending on the date set forth in the table below (each a “Measurement Fiscal Year”), the amount of capital expenditures set forth for such fiscal year in the table below:

Fiscal Year	Maximum Capital Expenditure Amount
Fiscal Year ending on December 31, 2024	$1,500,000
Fiscal Year ending on December 31, 2025	$6,000,000
Fiscal Year ending on December 31, 2026	$6,000,000
Fiscal Year ending on December 31, 2027	$6,000,000
Fiscal Year ending on December 31, 2028	$6,000,000

Notwithstanding the foregoing, the Maximum Capital Expenditure Amount may be increased for any Fiscal Year by an amount equal to 50% of the unused Maximum Capital Expenditure Amount for the immediately preceding Fiscal Year only (a “Rollover Amount”). For the avoidance of doubt, any unused Maximum Capital Expenditure Amounts from a Fiscal Year two or more Fiscal Years prior to the Measurement Fiscal Year may not be included in the Rollover Amount.

“Merchant Ranch Agreement” means each surface use or other similar agreement between a Loan Party or one of its Subsidiaries, on the one hand, and an interest owner of real property, on the other hand, pursuant to which such Loan Party or Subsidiary obtains rights to conduct Midstream Services on the lands covered thereby.

“Midstream Properties” means all Property used by the Loan Parties and their Subsidiaries in Midstream Services, including, without limitation, gathering systems, disposal facilities, disposal leases, disposal permits, disposal wells, rights of way, processing plants, terminals, tankage, gathering lines, pipelines, storage facilities, storage ponds, pump stations, surface leases and servitudes related to each of the foregoing.

“Midstream Services” means the (a) gathering, procurement, transportation, storage, treatment, recycling, re-use and disposal of flow back and produced water from oil and gas wells (including the liquid hydrocarbons contained in any oil and gas waste and the marketing and sale of such hydrocarbons), (b) transportation, storage, marketing, recycling and sale of water used in oil and gas exploration, completion, and production operations and any other water distribution, supply, treatment, storage, recycling and disposal services and (c) other similar activities.

~~“MOIC” means the sum of all interest, original issue discount, principal payments and premiums (including payments of the MOIC amount in connection with prior principal repayments) paid with respect to the Fifth Amendment Term Loans, divided by the maximum aggregate principal amount of Fifth Amendment Term Loans that were funded under this Agreement (or in the case of any partial repayment, the aggregate principal of the Fifth Amendment Term Loans previously repaid and then being repaid), provided, for the avoidance of doubt, the foregoing calculation of MOIC shall not take into account any (x) fees received in any capacity other than as a Lender (including, but not limited to, fee payments to the Agents) and (y) expense reimbursements or indemnification received by the Lenders.~~

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.

“Mortgaged Property” means the real property identified on Schedule 1.01(B) and any real property hereafter acquired by the Loan Parties and mortgaged in accordance with Section 7.01(m).

“Mortgaged Property Deliverables” means each of the following agreements, instruments and other documents in respect of each Mortgaged Property, each in form and substance reasonably satisfactory to the Collateral Agent:

(a) a Mortgage duly executed by the applicable Loan Party;

(b) evidence of the recording of each Mortgage in such office or offices as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

(c)	a Title Insurance Policy with respect to each Mortgage;

(d) an opinion of counsel, satisfactory to the Collateral Agent, in the state where such Mortgaged Property is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent may reasonably request;

(e) any consents or estoppels reasonably deemed by the Collateral Agent to be reasonably necessary to allow Collateral Agent to obtain the Title Insurance Policy in connection with such Mortgage; and

(f) such other agreements, instruments, appraisals and other documents (including an ASTM 1527-13 Phase I Environmental Site Assessment by an independent firm reasonably satisfactory to the Collateral Agent) as the Collateral Agent may reasonably require.

“Net Cash Proceeds” means, with respect to, any issuance or incurrence of any Indebtedness, any ~~Equity Issuance, any~~ Disposition or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

~~“NGL Water Supply Agreement” means that certain Produced Water Treatment and Supply Agreement, dated as of April 4, 2024, by and between NGL Water Solutions Permian, LLC and Hydrosource Logistics, LLC, as amended or otherwise modified in accordance with Section 7.02(m).~~

“Non-U.S. Lender” has the meaning specified therefor in Section 2.09(d).

“Notice of Borrowing” has the meaning specified therefor in Section 2.02(a).

“Obligations” means all present and future indebtedness, obligations, and liabilities (including, without limitation, the Term Loan PIK Amount) of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal (including, without limitation, the Term Loan PIK Amount), interest, charges, expenses, fees, premiums (including the Applicable Premium, if any), attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Owned Real Property” means an interest in real property owned in fee simple by a Loan Party or one of its Subsidiaries.

“Parent” has the meaning specified therefor in the preamble.

“Parent Collateral” means all of Parent’s right, title and interest in and to (i) the Equity Interests in Desert Ram Holdings and AWR; (ii) the Sixth Amendment Account (including all cash, instruments, investment property, securities, security entitlements and other financial assets at any time on deposit in or credited to such account, including all income, earnings and distributions thereon); and (iii) all proceeds, products and accessions of and to any and all of the foregoing.

“Participant Register” has the meaning specified therefor in Section 12.07(i).

“Payment Office” means the Administrative Agent’s office located at 515 South Flower Street Los Angeles, CA 90071, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Administrative Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Perfection Certificate” means a certificate in form and substance satisfactory to the Collateral Agent providing information with respect to the property of each Loan Party and each such Loan Party’s Subsidiaries.

“Permitted Cure Equity” means Qualified Equity Interests of the Parent.

“Permitted Disposition” means:

(a) [reserved];

(b) licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business;

(c) [reserved];

(d) (i) the lapse of Registered Intellectual Property of the Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each, case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties;

(e) any involuntary loss, damage or destruction of property;

(f) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

~~(g) the Disposition of NGL South Ranch, Inc.’s right, title and interest in and to the following real property in Lea County, New Mexico: (1) Section 21, Township 26S, Range 36E and/or (2) Section 27, Township 26S, Range 36E (in the case of this clause (2), together with corresponding landfill permit(s)), so long as (i) no Default or Event of Default has occurred and is continuing, (ii) such Disposition shall be made in exchange solely for cash consideration in an amount that is greater than or equal to the fair market value of such Property (as reasonably determined by the board of directors (or equivalent body) of the applicable Loan Party), (iii) 100% of the Net Cash Proceeds of such Disposition shall be paid to the Administrative Agent for the benefit of the Agents and the Lenders pursuant to the terms of Section 2.05(c)(ii) and (iv) the Parent shall be in pro forma compliance with Section 7.03(a) as of the date of such Disposition (giving pro forma effect to (x) the removal of the portion of Appraised Value attributable to the Disposed fee acreage and (y) the prepayment of the Loans required hereby) (any such Disposition, a “Permitted Lea County Disposition”);~~

(g) [reserved];

(h) Disposition of obsolete or worn-out equipment in the ordinary course of business; and

(i) Disposition of property or assets not otherwise permitted in clauses (a) through (h) above for cash in an aggregate amount not less than the fair market value of such property or assets;

provided that the Net Cash Proceeds of such Dispositions (including the proposed Disposition) (1) in the case of clauses (h) and (i) above, do not exceed $250,000 in the aggregate in any Fiscal Year and (2) in all cases, are paid to the Administrative Agent for the benefit of the Agents and the Lenders pursuant to the terms of Section 2.05(c)(ii).

“Permitted Holder” means ~~Dale Redman, Greg Mabee and~~(a) Lea & Eddy Holdings, LLC, a Texas limited liability company, Double Eagle IV Midco, LLC, the Lenders, Richard H. Coats and Charles R. Wiggins, (b) as to each of the foregoing Persons that are individuals, their respective Immediate Family Members, and~~,~~ (c) as to each ~~such Person~~of the foregoing Persons, any other Person (including any fund or investment vehicle) that is directly or indirectly controlled by such Person.

“Permitted Indebtedness” means:

(a) any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;

(b) any other Indebtedness listed on Schedule 7.02(b), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(c) Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(d) Permitted Intercompany Investments;

(e) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds;

(f) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties and their Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(g) the incurrence by any Loan Party or any of its Subsidiaries of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s or such Subsidiary’s operations and not for speculative purposes; and

(h) other Indebtedness not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $100,000 at any time.

“Permitted Intercompany Investments” means Investments made by a Loan Party to or in another Loan Party (other than the Parent).

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents;

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c) advances made in connection with purchases of goods or services in the ordinary course of business;

(d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(e) Investments existing on the date hereof, as set forth on Schedule Section 7.02(e), but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(f) Permitted Intercompany Investments;

(g) the Effective Date Acquisition;

(h) the AWR Acquisition;

(i) ~~the Intrepid Acquisition~~Investments in the Excluded Subsidiaries existing on the Sixth Amendment Effective Date; and

(j) Investments in the AWR Excluded Subsidiaries made after the Third Amendment Effective Date in an aggregate amount not to exceed $100,000 during the term of this Agreement.

~~“Permitted Lea County Disposition” has the meaning specified therefor in the definition of “Permitted Disposition”.~~

“Permitted Liens” means:

(a) Liens securing the Obligations;

(b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c)(ii);

(c) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d) Liens described on Schedule 7.02(a), provided that any such Lien shall only secure the Indebtedness that it secures on the Effective Date and any Permitted Refinancing Indebtedness in respect thereof;

(e) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof;

(f) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

(g) with respect to any real property, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;

(h) Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(i) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property;

(j) non-exclusive licenses of Intellectual Property rights in the ordinary course of business;

(k) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(j);

(l) rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business; and

(m) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (e) of the definition of “Permitted Liens”; provided that (a) such Indebtedness is incurred within 20 days after such acquisition, (b) such Indebtedness when incurred shall not exceed the purchase price of the asset financed and (c) the aggregate principal amount of all such Indebtedness shall not exceed $250,000 at any time outstanding.

“Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:

(a) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);

(b) such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified;

(c) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties, their Subsidiaries and the Lenders than the terms of the Indebtedness, taken as a whole (including, without limitation, terms relating to the collateral (if any) and subordination (if any)), being extended, refinanced or modified; and

(d) the Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed or extended.

“Permitted Restricted Payments” means any of the following Restricted Payments made by:

(a) for any taxable year (or portion thereof) ending after the Effective Date during which the Borrowers are treated as a disregarded entities and the Parent is treated as a partnership for U.S. federal income Tax purposes, the Borrowers to the Parent, and the Parent to its direct and indirect Equity Interest holders, the payment of amounts permitted or required under Section ~~6.4~~5.2 of the ~~Amended and Restated~~ Limited Liability Company Agreement of the Parent (as in effect on the Sixth Amendment Effective Date), to pay any U.S. federal income, state, local or other tax liability incurred by the Parent’s direct or indirect Equity Interest holders as a result of such Equity Interest holders’ ownership of interests in the Parent with respect to income attributable to the Borrowers (“Tax Distributions”),

(b) any Loan Party to any other Loan Party,

(c) the Parent to pay dividends in the form of common Equity Interests, and

(d) any of the ~~AWR~~ Excluded Subsidiaries to the holders of its Equity Interests on a ratable basis.

“Permitted Specified Liens” means Permitted Liens described in clauses (a), (b) and (c) of the definition of Permitted Liens, and, solely in the case of Section 7.01(b)(i), including clauses (g), (h) and (i) of the definition of Permitted Liens.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Post-Closing Control Agreement Delivery Date” shall have the meaning assigned to such term in Section 5.03(a).

“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.00%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.00%.

“Pro Rata Share” means, with respect to:

(a) a Lender’s obligation to make Revolving Loans and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment, provided that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s Revolving Loans (including Collateral Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances),

(b) a Lender’s obligation to make the Initial Term Loan, the percentage obtained by dividing (i) such Lender’s Initial Term Loan Commitment, by (ii) the Total Initial Term Loan Commitment,

(c) a Lender’s obligation to make the Third Amendment Term Loan, the percentage obtained by dividing (i) such Lender’s Third Amendment Term Loan Commitment, by (ii) the Total Third Amendment Term Loan Commitment,

~~(d) a Lender’s obligation to make the Fifth Amendment Term Loan, the percentage obtained by dividing (i) such Lender’s Fifth Amendment Term Loan Commitment, by (ii) the Total Fifth Amendment Term Loan Commitment,~~

(e) a Lender’s right to receive payments of interest, fees, and principal with respect to the Tranche A Term Loans, the percentage obtained by dividing (i) such Lender’s aggregate unpaid principal amount of such Lender’s portion of the Tranche A Term Loans by (ii) the aggregate unpaid principal amount of the Tranche A Term Loans, and

~~(f) a Lender’s right to receive payments of interest, fees, and principal with respect to the Fifth Amendment Term Loans, the percentage obtained by dividing (i) such Lender’s aggregate unpaid principal amount of such Lender’s portion of the Fifth Amendment Term Loans by (ii) the aggregate unpaid principal amount of the Fifth Amendment Term Loans, and~~

(~~g~~f) all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender’s Revolving Credit Commitment and the unpaid principal amount of such Lender’s portion of the Term Loans, by (ii) the sum of the Total Revolving Credit Commitment and the aggregate unpaid principal amount of the Term Loans, provided that, if such Lender’s Revolving Credit Commitment shall have been reduced to zero, such Lender’s Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender’s Revolving Loans (including Collateral Agent Advances) and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, for the avoidance of doubt, the Equity Interests and the Real Property.

“Projections” means financial projections (including monthly balance sheet, profit and loss and cash flow figures) of the Parent and its Subsidiaries delivered pursuant to Section 6.01(g)(ii), as updated from time to time pursuant to Section 7.01(a)(vi).

“PubCo” means EagleRock Land, LLC, a Texas limited liability company.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Real Property” means, collectively, the Leased Real Property and the Owned Real Property.

“Recipient” means any Agent and any Lender, as applicable.

~~“Recycled Water Sales Agreement” means each Contractual Obligation entered into by the Borrowers or any Subsidiary from time to time pursuant to which a Borrower or a Subsidiary sells water that has been recycled pursuant to the Hy Flow Recycling Agreement.~~

“Reference Rate” means, for any period, the greatest of (a) 3.00% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) SOFR (which rate shall be calculated based upon an Interest Period of three months) plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

“Reference Rate Term SOFR Determination Date” has the meaning specified in the definition of “Term SOFR”.

“Reference Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.

“Refusal Option” shall have the meaning assigned to such term in Section 2.05(g).

“Register” has the meaning specified therefor in Section 12.07(f).

“Registered Intellectual Property” means Intellectual Property that is issued, registered, renewed or the subject of a pending application.

“Registered Loans” has the meaning specified therefor in Section 12.07(f).

“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the direct and indirect equityholders, partners, directors, officers, members, employees, agents, consultants, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in any environmental media, including the indoor or outdoor air, soil, surface or ground water, sediments or property.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means any action (a) to correct, mitigate, or address any actual, alleged or threatened violation of or non-compliance with any Environmental Law or permits required by Environmental Law, or (b) to clean up, remove, remediate, mitigate, abate, contain, treat, monitor, assess, evaluate, investigate, prevent, minimize or in any other way address any environmental condition or the actual, alleged or threatened presence, Release or threatened Release of any Hazardous Materials (including the performance of pre-remedial studies and investigations and post-remedial operation and maintenance activities).

“Required Lenders” means Lenders whose Pro Rata Shares (calculated in accordance with clause (g) of the definition thereof) aggregate at least 50.1%; provided, that at any time when there are two (2) or more unaffiliated Lenders, “Required Lenders” must include at least two (2) unaffiliated Lenders.

“Required Leverage Ratio” means, for each Fiscal Quarter of the Loan Parties set forth below, the Leverage Ratio set forth opposite such Fiscal Quarter in the table below:

Fiscal Quarter	Required Leverage Ratio
Fiscal Quarter ending September 30, 2024	8.00:1.00
Fiscal Quarter ending December 31, 2024	9.50:1.00
Fiscal Quarter ending March 31, 2025	7.50:1.00
Fiscal Quarter ending June 30, 2025	5.50:1.00
Fiscal Quarter ending September 30, 2025	5.50:1.00
Fiscal Quarter ending December 31, 2025	5.50:1.00
Fiscal Quarter ending March 31, 2026	6.00:1.00
Fiscal Quarter ending June 30, 2026	5.25:1.00

Fiscal Quarter ending September 30, 2026	5.25:1.00
Fiscal Quarter ending December 31, 2026	5.25:1.00
Fiscal Quarter ending March 31, 2027	5.00:1.00
Fiscal Quarter ending June 30, 2027	5.00:1.00
Fiscal Quarter ending September 30, 2027	5.00:1.00
Fiscal Quarter ending December 31, 2027	5.00:1.00
Fiscal Quarter ending March 31, 2028	4.75:1.00
Fiscal Quarter ending June 30, 2028	4.75:1.00
Fiscal Quarter ending September 30, 2028	4.75:1.00
Fiscal Quarter ending December 31, 2028	4.75:1.00
Fiscal Quarter ending March 31, 2029	4.75:1.00

“Required Prepayment Date” shall have the meaning assigned to such term in Section 2.05(g).

“Requirements of Law” means, with respect to any Person, collectively, the common law and any and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities), and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party, any of its Subsidiaries or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or the making of any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such, or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party.

“Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrowers in the amount set forth opposite such Lender’s name in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement. Notwithstanding anything to the contrary set forth herein, from and after the Sixth Amendment Effective Date, each Lender’s Revolving Credit Commitment shall be equal to the then-outstanding principal amount of such Lender’s Revolving Loans.

“Revolving Loan” means a loan made by a Lender to the Borrowers pursuant to Section 2.01(a)(i).

“Revolving Loan Lender” means a Lender with a Revolving Credit Commitment or a Revolving Loan.

“Rolling Period” means (a) for the Fiscal Quarters ending on September 30, 2024, December 31, 2024 and March 31, 2025 the applicable period commencing on July 1, 2024 and ending on the last day of such applicable Fiscal Quarter, and (b) for the Fiscal Quarter ending on June 30, 2025, and for each Fiscal Quarter thereafter, any period of four (4) consecutive Fiscal Quarters ending on the last day of such applicable Fiscal Quarter.

“Sale and Leaseback Transaction” means, with respect to the Parent or any of its Subsidiaries, any arrangement, directly or indirectly, with any other Person whereby the Parent or any of its Subsidiaries shall sell or transfer to any other Person any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

~~“Sale Proceeds Sharing Agreement” shall have the meaning assigned to such term in Section 6.01(bb).~~

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions (which, as of the Effective Date, includes the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, Germany, Canada, Australia or other relevant sanctions authority, (b) a Person that resides in, is organized in or located in, or has a place of business in, a country or territory named on any list referred to in clause (a) of this definition or a country or territory that is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through any such jurisdiction (each of the foregoing in this clause (b), a “Sanction Target”), or a Person that owns 50% or more of the Equity Interests of, or is otherwise controlled by, or is acting on behalf of, one or more Sanction Targets, (c) any Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions or (d) any Person owned or controlled by any Person or Persons described in clause (a) or (b).

“Sanctions” means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Second Amendment” means that certain Second Amendment to Financing Agreement dated as of February 28, 2025, by and among the Loan Parties party thereto, the Agents and the Lenders.

“Secured Party” means any Agent, and any Lender.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Securitization” has the meaning specified therefor in Section 12.07(l).

“Security Agreement” means a Pledge and Security Agreement, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.

“Settlement Period” has the meaning specified therefor in Section 2.02(d)(i).

“Sixth Amendment” means that certain Sixth Amendment to Financing Agreement dated as of May 4, 2026, by and among the Loan Parties party thereto, the Agents and the Lenders.

“Sixth Amendment Account” has the meaning given to such term in the Sixth Amendment.

“Sixth Amendment Account Required Balance” has the meaning given to such term in the Sixth Amendment.

“Sixth Amendment Effective Date” has the meaning given to such term in the Sixth Amendment.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR.

“SOFR Notice” means a written notice in substantially the form of Exhibit D hereto.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c)

such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Standard & Poor’s” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized rating agency.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company, or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association, joint venture or other entity is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Parent unless the context expressly provides otherwise.

“Tax Distributions” has the meaning specified therefor in clause (a) of the definition of “Permitted Restricted Payments”.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means~~, collectively,~~ the Tranche A Term Loans ~~and the Fifth Amendment Term Loan~~.

“Term Loan Commitment” means, with respect to each Lender, the aggregate amount of such Lender’s Initial Term Loan Commitment~~,~~ and Third Amendment Term Loan Commitment ~~and Fifth Amendment Term Loan Commitment~~.

“Term Loan PIK Amount” means, as of any date of determination, the sum of (i) the amount of all interest accrued with respect to the Term Loan that has been paid in kind by being added to the balance thereof in accordance with Section 2.04(b) and (ii) the amount of all fees that have been paid in kind by being added to the balance of the Term Loan in accordance with the First Amendment and the Second Amendment.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 4:00 p.m. (New York time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term

SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Reference Rate Loan on any day, the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Reference Rate Term SOFR Determination Date”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 4:00 p.m. (New York time) on any Reference Rate Term SOFR Determination Date the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Reference Rate SOFR Determination Date;

provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means, for any calculation with respect to a Reference Rate Loan or a SOFR Loan, a percentage per annum equal to the percentage set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

Reference Rate Loans:

0.26161%

SOFR Loans:

Interest Period	Percentage
One month	0.11448%
Three months	0.26161%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its sole discretion).

“Term SOFR Borrowing” means, as to any Borrowing, the Loans bearing interest at a rate based on Adjusted Term SOFR comprising such Borrowing other than pursuant to clause (d) of the definition of “Reference Rate”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the first date on which all of the Obligations are paid in full in cash and the Commitments of the Lenders are terminated.

“Third Amendment” means that certain Third Amendment to Financing Agreement dated as of the Third Amendment Effective Date, by and among the Loan Parties party thereto, the Agents and the Lenders.

“Third Amendment Effective Date” has the meaning given to such term in the Third Amendment.

“Third Amendment Fee Letter” means that certain fee letter agreement, dated as of the Third Amendment Effective Date, by and among the Parent, the Borrowers and the Administrative Agent.

“Third Amendment Term Loan” means, collectively, the loans made by the Third Amendment Term Loan Lenders to the Borrowers pursuant to Section 2.01(a)(iii).

“Third Amendment Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Third Amendment Term Loan to the Borrowers in the amount set forth in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Third Amendment Term Loan Lender” means a Lender with a Third Amendment Term Loan Commitment or a Third Amendment Term Loan.

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance satisfactory to the Collateral Agent in its discretion, together with all endorsements made from time to time thereto, issued to the Collateral Agent by or on behalf of a title insurance company selected by the Collateral Agent, insuring the Lien created by the applicable Mortgage in an amount and on terms and with such endorsements satisfactory to the Collateral Agent in its discretion, delivered to the Collateral Agent.

~~“Total Fifth Amendment Term Loan Commitment” means the sum of the amounts of the Lenders’ Fifth Amendment Term Loan Commitments.~~

“Total Initial Term Loan Commitment” means the sum of the amounts of the Lenders’ Initial Term Loan Commitments. For the avoidance of doubt, as of the Third Amendment Effective Date, the Total Initial Term Loan Commitment is zero.

“Total Revolving Credit Commitment” means the sum of the amounts of the Lenders’ Revolving Credit Commitments.

“Total Third Amendment Term Loan Commitment” means the sum of the amounts of the Lenders’ Third Amendment Term Loan Commitments. For the avoidance of doubt, as of the Fifth Amendment Effective Date, the Total Third Amendment Term Loan Commitment is zero.

“Tranche A Loan Note” shall mean a promissory note evidencing the Tranche A Loans, substantially in the form of Exhibit F.

“Tranche A Loans” means, collectively, Revolving Loans and the Tranche A Term Loan.

“Tranche A Maturity Date” means April 4, 2029.

“Tranche A Term Loans” means, collectively, the Initial Term Loan and the Third Amendment Term Loan. ~~On the Fifth Amendment Effective Date, the outstanding aggregate principal amount of the Tranche A Term Loans is equal to $257,205,613.69, consisting of Initial Term Loans of $66,547,853.65 (inclusive of the Term Loan PIK Amount) and Third Amendment Term Loans of $190,657,760.04.~~

“Treasury Rate” means, with respect to any prepayment, a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Administrative Agent on the date three Business Days prior to the date of such prepayment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities most nearly equal to the period from the date of such prepayment, repayment or date of required repayment to and including the twelve-month anniversary of the Effective Date.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” has the meaning specified therefor in Section 1.04(b).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Waivable Mandatory Prepayment” shall have the meaning assigned to such term in Section 2.05(g).

“Warrants” shall mean the warrants issued to the Lenders in connection with this Agreement between the Parent and each Lender.

“Withholding Agent” means any Loan Party and the Administrative Agent.

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns,

(c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.03 Certain Matters of Construction. References in this Agreement to “determination” by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders, each Lender affected thereby or all Lenders, in each case as may be required pursuant to this Agreement. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party or any of its Subsidiaries are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or any of its Subsidiaries or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party or such Subsidiary and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

Section 1.04 Accounting and Other Terms.

(a) Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth herein, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code” or the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute, except as any Agent may otherwise determine.

Section 1.05 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern Daylight Saving Time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day.

Section 1.06 Performance of Obligations. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall (a) in the case of any scheduled date of payment in respect of the Loans, be deemed to be the first Business Day preceding such scheduled payment date and (b) except as provided in the preceding clause (a) or otherwise set forth in this Agreement, extend to the immediately succeeding Business Day, and such adjustments of time shall be reflected in computing interest or fees, as the case may be.

Section 1.07 LLC Divisions. For all purposes under the Loan Documents, in connection with any “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time and (c) any agreement providing for the allocation of assets and liabilities in respect of any such division involving a Loan Party shall be subject to the prior written consent of the Collateral Agent unless each resulting party from such division continues to be a Loan Party.

Section 1.08 Rates. Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Reference Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Reference Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Reference Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower; provided, that Administrative Agent will not engage in such transactions with the primary purpose of negatively impacting the Borrower. Administrative Agent may select information sources or services in its sole discretion to ascertain Reference Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE LOANS

Section 2.01 Commitments.

(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(i) each Revolving Loan Lender severally agrees to make Revolving Loans to the Borrowers at any time and from time to time during the term of this Agreement, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender’s Revolving Credit Commitment;

(ii) each Initial Term Loan Lender severally agrees to make the Initial Term Loan to the Borrowers on the Effective Date, in an aggregate principal amount not to exceed the amount of such Initial Term Loan Lender’s Initial Term Loan Commitment; and

(iii) each Third Amendment Term Loan Lender severally agrees to make the Third Amendment Term Loan to the Borrowers on the Third Amendment Effective Date, in an aggregate principal amount not to exceed the amount of such Third Amendment Term Loan Lender’s Third Amendment Term Loan Commitment~~; and~~.

~~(iv) each Fifth Amendment Term Loan Lender severally agrees to make the Fifth Amendment Term Loan to Hydrosource on the Fifth Amendment Effective Date, in an aggregate principal amount not to exceed the amount of such Fifth Amendment Term Loan Lender’s Fifth Amendment Term Loan Commitment.~~

(b) Notwithstanding the foregoing, (i) the aggregate principal amount of the Initial Term Loan made on the Effective Date shall not exceed the Total Initial Term Loan Commitment~~,~~ and (ii) the aggregate principal amount of the Third Amendment Term Loan made on the Third Amendment Effective Date shall not exceed the Total Third Amendment Term Loan Commitment ~~and (iii) the aggregate principal amount of the Fifth Amendment Term Loan made on the Fifth Amendment Effective Date shall not exceed the Total Fifth Amendment Term Loan Commitment~~. Any principal amount of the Term Loans which is repaid or prepaid may not be reborrowed.

(c) The aggregate principal amount of Revolving Loans outstanding at any time to the Borrowers shall not exceed the Total Revolving Credit Commitment. The Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Tranche A Maturity Date. Within the foregoing limits, the Borrowers may borrow, repay and reborrow, the Revolving Loans on or after the Effective Date and prior to the ~~Tranche A Maturity~~Sixth Amendment Effective Date, subject to the terms, provisions and limitations set forth herein.

Section 2.02 Making the Loans.

(a) The Administrative Borrower shall give the Administrative Agent prior written notice, in substantially the form of Exhibit C (a “Notice of Borrowing”), not later than 12:00 noon (New York City time) on the date which is three Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, which in the case of the Initial Term Loan on the Effective Date shall be $72,000,000~~,~~ and in the case of the Third Amendment Term Loan on the Third Amendment Effective Date shall be $204,000,000, ~~and in the case of the Fifth Amendment Term Loan on the Fifth Amendment Effective Date shall be $70,000,000,~~ (ii) whether such Loan is requested to be a Revolving Loan, the Initial Term Loan~~,~~ or the Third Amendment Term Loan ~~or the Fifth Amendment Term Loan~~, (iii) whether the Loan is requested to be a Reference Rate Loan or a SOFR Loan and, in the case of a SOFR Loan, the initial Interest Period with respect thereto, (iv) the use of the proceeds of such proposed Loan, (v) the wire instructions for the proceeds of such proposed Loan, and (vi) the proposed borrowing date, which must be a Business Day, and must be (A) with respect to the Initial Term Loan, the Effective Date, and (B) with respect to the Third Amendment Term Loan, the Third Amendment Effective ~~Date, and (C) with respect to the Fifth Amendment Term Loan, the Fifth Amendment Effective~~ Date. The Administrative Agent and the Lenders may act without liability upon the basis of written or telecopied notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent). The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

(b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Revolving Loan shall be made in a minimum amount of $1,000,000 and shall be in an integral multiple of $1,000,000. The Borrowers shall not request Revolving Loans more than two times in any Fiscal Quarter.

(c) (1) Except as otherwise provided in this Section 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment, the Total Initial Term Loan Commitment~~,~~ or the Total Third ~~Amendment Term Loan Commitment or the Total Fifth~~ Amendment Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

(i) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrowers, the Agents and the Lenders, the Borrowers, the Agents and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and the Borrowers and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Revolving Loan Lenders, Revolving Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in Section 2.02(d); provided, however, that (A) the Administrative Agent shall in no event fund any such Revolving Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day prior to the date of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied at the time of the proposed Revolving Loan, and (B) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 have been satisfied. If the Administrative Borrower gives a Notice of Borrowing requesting a Revolving Loan and the Administrative Agent elects not to fund such Revolving Loan on behalf of the Revolving Loan Lenders, then promptly after receipt of the Notice of Borrowing requesting such Revolving Loan, the Administrative Agent shall notify each Revolving Loan Lender of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Revolving Loan Lenders. If the Administrative Agent notifies the Revolving Loan Lenders that it will not fund a requested Revolving Loan on behalf of the Revolving Loan Lenders, each Revolving Loan Lender shall make its Pro Rata Share of the Revolving Loan available to the Administrative Agent, in immediately available funds, in the Administrative Agent’s Accounts no later than 2:00 p.m. (New York City time) (provided that the Administrative Agent requests payment from such Revolving Loan Lender not later than 12:00 p.m. (New York City time)) on the date of the proposed Revolving Loan. The Administrative Agent will make the proceeds of all such requested Revolving Loans available to the Borrowers on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Administrative Agent in the Administrative Agent’s Accounts or the amount funded by the Administrative Agent on behalf of the Revolving Loan Lenders to be deposited in an account designated by the Administrative Borrower.

(ii) If the Administrative Agent has notified the Revolving Loan Lenders that the Administrative Agent, on behalf of the Revolving Loan Lenders, will not fund a particular Revolving Loan pursuant to Section 2.02(c)(i), the Administrative Agent may assume that each such Revolving Loan Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrowers on such day. If the Administrative Agent makes such corresponding amount available to the Borrowers and such corresponding amount is not in fact made available to the Administrative Agent by any such Revolving Loan Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent for its own account.

(iii) Nothing in this Section 2.02(c) shall be deemed to relieve any Revolving Loan Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

(d) (i) With respect to all periods for which the Administrative Agent has funded Revolving Loans pursuant to Section 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a “Settlement Period”), the Administrative Agent shall notify each Revolving Loan Lender of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Revolving Loan Lender’s initial funding), each Revolving Loan Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Revolving Loan Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrowers for repayment, each Revolving Loan Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Revolving Loan Lender, sufficient funds to adjust the interests of the Revolving Loan Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Revolving Loan Lender’s interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Revolving Loan Lender under this Section 2.02(d) shall be absolute and unconditional. Each Revolving Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Revolving Loan Lender.

(ii) In the event that any Revolving Loan Lender fails to make any payment required to be made by it pursuant to Section 2.02(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this Section 2.02(d)(ii) shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

Section 2.03 Repayment of Loans; Evidence of Debt.

(a) The outstanding principal of all Revolving Loans shall be due and payable on the Tranche A Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

~~(b)~~

(b) ~~(i)~~ The outstanding unpaid principal amount of the Tranche A Term Loans shall be repaid in consecutive quarterly installments on the last Business Day of each calendar quarter, beginning with the calendar quarter ending June 30, 2025; each such quarterly installment shall be in an aggregate amount equal to the percentage of the original principal amount of the Tranche A Term Loans, set forth below opposite the applicable date set forth below:

Period	Quarterly Percentage
June 30, 2025 up to and including March 31, 2026	0.3125%
June 30, 2026, but on or prior to March 31, 2027	0.625%
June 30, 2027, but on or prior to March 31, 2028	0.9375%
June 30, 2028 and the last Business Day of each calendar quarter ending thereafter	1.25%

; provided, however, that if any such date is not a Business Day then the installment due on such date shall instead be paid on the immediately preceding Business Day. The outstanding unpaid principal amount of the Tranche A Term Loans, and all accrued and unpaid interest thereon, shall be due and payable on the earlier of (A) the Tranche A Maturity Date, and (B) the date on which the Term Loans are declared due and payable pursuant to the terms of this Agreement.

~~(ii) The outstanding unpaid principal amount of the Fifth Amendment Term Loans shall be repaid in consecutive quarterly installments on the last Business Day of each calendar quarter, beginning with the calendar quarter ending December 31, 2026; each such quarterly installment shall be in an aggregate amount equal to the percentage of the original principal amount of the Fifth Amendment Term Loans, set forth below opposite the applicable date set forth below:~~

~~Period~~	~~Quarterly Percentage~~
~~December 31, 2026 and the last Business Day of each calendar quarter ending thereafter~~	~~1.25~~	%

~~; provided, however, that if any such date is not a Business Day then the installment due on such date shall instead be paid on the immediately preceding Business Day. The outstanding unpaid principal amount of the Term Loans, and all accrued and unpaid interest thereon, shall be due and payable on the earlier of (A) the Fifth Amendment Term Loan Maturity Date and (B) the date on which the Term Loans are declared due and payable pursuant to the terms of this Agreement.~~

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to Section 2.03(c) or 2.03(d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(c) and the accounts maintained pursuant to Section 2.03(d), the accounts maintained pursuant to Section 2.03(d) shall govern and control.

(f) Any Lender may request that the Tranche A Loans ~~or Fifth Amendment Term Loans~~ made by it be evidenced by Tranche A Loan Notes ~~or Fifth Amendment Term Loan Notes, respectively~~. Such promissory notes shall be executed and delivered to each such Lender and shall be payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form substantially similar to Exhibit F. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.04 Interest.

(a) Revolving Loans. Subject to the terms of this Agreement, at the option of the Administrative Borrower, each Revolving Loan shall be either a Reference Rate Loan or a SOFR Loan. Each Revolving Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin. Each Revolving Loan that is a SOFR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the Adjusted Term SOFR for the Interest Period in effect for such Loan plus the Applicable Margin.

(b) Term Loans. Subject to the terms of this Agreement, at the option of the Administrative Borrower, the Term Loans (including, without limitation, the Term Loan PIK Amount relating thereto) or any portion thereof shall be either a Reference Rate Loan or a SOFR Loan. Each portion of the Term Loans that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Term Loan until repaid, at a rate per annum equal to the

Reference Rate plus the Applicable Margin, and each portion of the Term Loans that is a SOFR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Term Loan until repaid, at a rate per annum equal to the Adjusted Term SOFR for the Interest Period in effect for such Term Loan (or such portion thereof) plus the Applicable Margin; provided that interest accruing during the period of six full months immediately following the Effective Date shall be paid on the Interest Payment Date for each such month by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of such Term Loan. Any interest to be so capitalized pursuant to this clause (b) shall be capitalized on the day on which interest shall be payable on such Term Loan pursuant to (d) below and added to the then outstanding principal amount of such Term Loan and, thereafter, shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of such Term Loan.

(c) Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, the principal (including the Term Loan PIK Amount) of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

(d) Interest Payment. Interest (other than the Term Loan PIK Amount, which shall be capitalized in accordance with Section 2.04(b)) on each Loan shall be payable, monthly, in arrears, on the last Business Day of each calendar month, commencing on the last Business Day of the first full month after which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise) (each an “Interest Payment Date”). Interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder.

(e) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

(f) At the election of the Administrative Agent or the Required Lenders, when any Event of Default has occurred and is continuing, each SOFR Loan shall be converted to a Reference Rate Loan.

(g) In connection with the use or administration of Term SOFR, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, except that any Conforming Changes which result in an increase in the amount or rate of interest payable hereunder shall require the consent of the Borrowers. Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.05 Reduction of Commitment; Prepayment of Loans.

(a) Reduction of Commitments.

(i) Revolving Credit Commitments. The Total Revolving Credit Commitment shall terminate on the Tranche A Maturity Date. The Borrowers may reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding, and (B) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Administrative Borrower under Section 2.02. Each such reduction shall be (1) in an amount which is an integral multiple of $1,000,000 (or by the full amount of the Total Revolving Credit Commitment in effect immediately prior to such reduction if such amount at that time is less than $1,000,000), (2) made by providing not less than five Business Days’ prior written notice to the Administrative Agent, (3) irrevocable and (4) accompanied by the payment of the Applicable Premium, if any, payable in connection with such reduction of the Total Revolving Credit Commitment. Once reduced, the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

(ii) Term Loans.

(A) The Initial Term Loan Commitment terminated upon the funding of the Initial Term Loan on the Effective Date in accordance with Section 2.01(a)(ii).

(B) The Third Amendment Term Loan Commitment terminated upon the funding of the Third Amendment Term Loan on the Third Amendment Effective Date in accordance with Section 2.01(a)(iii).

~~(C) The Fifth Amendment Term Loan Commitment shall terminate upon the funding of the Fifth Amendment Term Loan on the Fifth Amendment Effective Date in accordance with Section 2.01(a)(iv).~~

(b) Optional Prepayment.

(i) Revolving Loans. The Borrowers may, at any time and from time to time, upon at least 3 Business Days’ prior written notice to the Administrative Agent, prepay the principal of any Revolving Loan, in whole or in part. Each prepayment made pursuant to this Section 2.05(b)(i) in connection with a reduction of the Total Revolving Credit Commitment pursuant to Section 2.05(a)(i) above shall be accompanied by the payment of the Applicable Premium, if any, payable in connection with such reduction of the Total Revolving Credit Commitment.

(ii) Term Loans. The Borrowers may, at any time and from time to time, upon at least 5 Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Term Loans, in whole or in part. Each prepayment made pursuant to this Section 2.05(b)(ii) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Premium, if any, payable in connection with such prepayment of the Term Loans. Each such prepayment shall be applied ~~first,~~ to the Tranche A Term Loans on a pro rata basis (applied against the remaining installments of principal due on the Tranche A Term Loans in the inverse order of maturity) until the Tranche A Term Loans are repaid in full~~, and second, to the Fifth Amendment Term Loans (applied against the remaining installments of principal due on the Tranche A Term Loans in the inverse order of maturity)~~.

(iii) Termination of Agreement. The Borrowers may, upon at least 30 days prior written notice (or such lesser period that the Administrative Agent may agree in its reasonable discretion) to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations, in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement. If the Administrative Borrower has sent a notice of termination pursuant to this Section 2.05(b)(iii), then the Lenders’ obligations to extend credit hereunder shall terminate and the Borrowers shall be obligated to repay the Obligations, in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice.

(c) Mandatory Prepayment.

(i) Contemporaneously with the delivery to the Agents and the Lenders of quarterly financial statements pursuant to Section 7.01(a)(~~iii~~ii), commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Quarter ended December 31, 2024 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(~~iii~~ii), on the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section  7.01(a)(~~iii~~ii ), the Borrowers shall, (A) for each Fiscal Quarter ending during the period from and including December 31, 2024 through and including the Fiscal Quarter ending September 30, 2026, prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to the result of (to the extent positive) (1) 75.0% of the Excess Cash Flow during such Fiscal Quarter minus (2) the aggregate principal amount of all payments made by the Borrowers in respect of the Term Loans pursuant to Section 2.05(b)(ii) for such Fiscal Quarter and (B) for each Fiscal Quarter ending on or after December 31, 2026, (1) if the Leverage Ratio of the Parent and its Subsidiaries as of the end of such Fiscal Quarter is (x) greater than or equal to 2.00:1.00, prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to the result of (to the extent positive) (I) 75.0% of the Excess Cash Flow for such Fiscal Quarter minus (II) the aggregate principal amount of all payments made by the Borrowers in respect of the Term Loans pursuant to Section 2.05(b)(ii) during such Fiscal Quarter, or (y) less than 2.00:1.00, prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to the result of (to the extent positive) (I) 50.0% of the Excess Cash Flow for such Fiscal Quarter minus (II) the aggregate principal amount of all payments made by the Borrowers in respect of the Term Loans pursuant to Section 2.05(b)(ii) during such Fiscal Quarter; provided that, no later than three Business Days after the delivery of the annual audited financial statements of the Parent pursuant to Section 7.01(a)(iii), the Borrowers shall prepay an amount, if positive, equal to (x) the amount the Borrowers would have been required to prepay under this Section 2.05(c)(i) for such Fiscal Year if such prepayments were based on such annual audited financial statements minus (y) the aggregate amount the Borrowers have prepaid under this Section 2.05(c)(i) for each Fiscal Quarter of such Fiscal Year; provided that the Borrowers shall not have to make any prepayments pursuant to this Section 2.05(c)(i) for the fiscal quarters ending March 31, 2026 and June 30, 2026.

(ii) Immediately upon any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (b), (d), (e), or (f) of the definition of Permitted Disposition) by any Loan Party or its Subsidiaries, the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions $250,000 in any Fiscal Year. Nothing contained in this Section 2.05(c)(ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii). Notwithstanding anything to the contrary contained in this Section 2.05(c)(ii) or elsewhere in this Agreement, the Net Cash Proceeds paid to the Administrative Agent in respect of the Permitted Disposition described in clause (g) of the definition thereof shall be accompanied by the payment of an amount equal to 2.0% times the amount of such Net Cash Proceeds.

(iii) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), ~~or upon any Equity Issuance (other than any Permitted Cure Equity) by the Parent,~~ the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.05(c)(iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(iv) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.

(v) Immediately upon receipt by the Borrowers of the proceeds of any Permitted Cure Equity pursuant to Section 9.02, the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of such proceeds.

(d) Application of Payments. Each prepayment pursuant to subsections (c)(i), (c)(ii), (c)(iii), (c)(iv) and (c)(v) above shall be applied first, to the Tranche A Term Loans (applied against the remaining installments of principal due on the Tranche A Term Loans in the inverse order of maturity) until the Tranche A Term Loans are repaid in full~~,~~ and second, to the Revolving Loans (with a corresponding permanent reduction in the Revolving Credit Commitments), until paid in full ~~and third, to the Fifth Amendment Term Loans on a pro rata basis (applied against the remaining installments of principal due on the Fifth Amendment Term Loans in the inverse order of maturity)~~. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected, or has been directed by the Collateral Agent or the Required Lenders, to apply payments in respect of any Obligations in accordance with Section 4.03(b), prepayments required under Section 2.05(c) shall be applied in the manner set forth in Section 4.03(b).

(e) Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any Funding Losses payable pursuant to Section 2.08, (iii) the Applicable Premium, if any, payable in connection with such prepayment of the Loans to the extent required under Section 2.06(d) and (iv) if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Revolving Credit Commitment has been terminated, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

(f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

(g) Waivable Mandatory Prepayments. Anything contained herein to the contrary notwithstanding, in the event that the Borrowers are required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Loans pursuant to Section 2.05(c), not less than two Business Days prior to the date on which the Borrowers are required to make such Waivable Mandatory Prepayment (the “Required Prepayment Date”), the Administrative Borrower shall notify the Administrative Agent in writing of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount (the “Refusal Option”). Each such Lender may exercise the Refusal Option by giving written notice to the Administrative Borrower and the Administrative Agent of its election to do so on or before 12:00 noon (New York City time) one Business Day prior to the Required

Prepayment Date (it being understood that any Lender that does not notify the Administrative Borrower and the Administrative Agent of its election to exercise the Refusal Option on or before 12:00 noon (New York City time) one Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise the Refusal Option). On the Required Prepayment Date, the Borrowers shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise the Refusal Option, to prepay the Loans of such Lenders (which prepayment shall be applied to prepay the outstanding principal amount of the Obligations in accordance with Section 2.05(d)) and (ii) to the extent of any excess, to those Lenders that have elected not to exercise the Refusal Option, on a pro rata basis (based upon the portion of the Loans held by each such Lender that elected not to exercise the Refusal Option, as compared to the aggregate amount of the Loans held by all such Lenders that did not elect to exercise the Refusal Option) to prepay the Loans of such Lenders, or, to the extent any such Lender refuses the excess amount specified in this clause (ii) (or to the extent the Loans of all such Lenders have been repaid in full), to the Borrowers for working capital and general corporate purposes.

Section 2.06 Fees.

(a) Fee Letters. On or prior to the Effective Date and thereafter from time to time until the Termination Date, ~~(i)~~ the Borrowers shall pay to the Administrative Agent all amounts required pursuant to the Fee Letter and the Third Amendment Fee Letter ~~and (ii) Hydrosource shall pay to the Administrative Agent all amounts required pursuant to the Fifth Amendment Fee Letter~~.

(b) Revolving Unused Line Fee. From and after the Effective Date and until the ~~Termination~~Sixth Amendment Effective Date, the Borrowers shall pay to the Administrative Agent for the account of the Revolving Loan Lenders, in accordance with their Pro Rata Shares, quarterly in arrears on the last Business Day of each calendar quarter commencing June 30, 2024, an unused line fee, which shall accrue at the rate per annum of 0.5% on the excess, if any, of the Total Revolving Credit Commitment over the sum of the average principal amount of all Revolving Loans outstanding from time to time during the preceding calendar quarter.

(c) [Reserved].

(d) Applicable Premium.

(i) Upon the occurrence of an Applicable Premium Trigger Event, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, the Applicable Premium.

(ii) Any Applicable Premium payable in accordance with this Section 2.06(d) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event and the Loan Parties agree that it is reasonable under the circumstances currently existing. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY ACCELERATION.

(iii) The Loan Parties expressly agree that: (A) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) their agreement to pay the Applicable Premium is a material inducement to Lenders to provide the Commitments and make the Loans; and (F) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such Applicable Premium Trigger Event.

(iv) Nothing contained in this Section 2.06(d) shall permit any prepayment of the Loans or reduction of the Commitments not otherwise permitted by the terms of this Agreement or any other Loan Document.

(e) Audit and Collateral Monitoring Fees. The Borrowers acknowledge that pursuant to Section 7.01(f), representatives of the Agents may visit any or all of the Loan Parties or their Subsidiaries and/or conduct inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations of any or all of the Loan Parties or their Subsidiaries at any time and from time to time. The Borrowers agree to pay (i) $1,500 per day per examiner plus the examiner’s out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations and (ii) the cost of all visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations conducted by a third party on behalf of the Agents; provided that so long as no Event of Default shall have occurred and be continuing, the Borrowers shall not be obligated to reimburse the Agents for more than two of each of the following during any calendar year: (A) audits, (B) valuations (including valuations to determine Appraised Value), (C) appraisals or (D) environmental site assessments.

Section 2.07 SOFR Option; Suspension of SOFR Option; Benchmark Transition.

(a) The Borrowers may, at any time and from time to time, so long as no Default or Event of Default has occurred and is continuing, elect to have interest on all or a portion of the Loans be charged at a rate of interest based upon the Adjusted Term SOFR (the “SOFR Option”) by notifying the Administrative Agent prior to 11:00 a.m. (New York City time) at least three U.S. Government Securities Business Days prior to (i) the proposed borrowing date of a Loan (as provided in Section 2.02), (ii) in the case of the conversion of a Reference Rate Loan to a SOFR Loan, the commencement of the proposed Interest Period or (iii) in the case of the continuation of a SOFR Loan as a SOFR Loan, the last day of the then current Interest Period (the “SOFR Deadline”). Notice of the Borrowers’ election of the SOFR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section 2.07(a) shall be made by delivery to the Administrative Agent of (A) a Notice of Borrowing (in the case of the initial making of a Loan) in accordance with Section 2.02 or (B) a SOFR Notice prior to the SOFR Deadline. Promptly upon its receipt of each such SOFR Notice, the Administrative Agent shall provide a copy thereof to each of the Lenders. Each SOFR Notice shall be irrevocable and binding on the Borrowers.

(b) Interest on SOFR Loans shall be payable in accordance with Section 2.04(d). On the last day of each applicable Interest Period, unless the Borrowers properly have exercised the SOFR Option with respect thereto, the interest rate applicable to such SOFR Loans automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that a Default or an Event of Default has occurred and is continuing, the Borrowers no longer shall have the option to request that any portion of the Loans bear interest at the Adjusted Term SOFR and the Administrative Agent shall have the right to convert the interest rate on all outstanding SOFR Loans to the rate of interest then applicable to Reference Rate Loans of the same type hereunder on the last day of the then current Interest Period.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers (i) shall have not more than five (5) SOFR Loans in effect at any given time, and (ii) only may exercise the SOFR Option for SOFR Loans of at least $500,000 and integral multiples of $100,000 in excess thereof.

(d) The Borrowers may prepay SOFR Loans at any time; provided, however, that in the event that SOFR Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment pursuant to Section 2.05(c) or any application of payments or proceeds of Collateral in accordance with Section 4.03 or 4.04 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrowers shall indemnify, defend and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.08.

(e) [Reserved].

(f) [Reserved].

(g) If Administrative Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan or that the Adjusted Term SOFR rate applicable pursuant to Section 2.03 for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, Administrative Agent will forthwith give notice of such determination to the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain SOFR Loans hereunder shall be suspended (to the extent of the affected SOFR Loans or, in the case of a Term SOFR Borrowing, the affected Interest Periods) until Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or notice of conversion or continuation of SOFR Loans (to the extent of the affected SOFR Loans or, in the case of a Term SOFR Borrowing, the affected Interest Periods) then submitted by it. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans immediately or, in the case of a Term SOFR Borrowing, at the end of the applicable Interest Period.

(h) Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document;

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 4:00 p.m. (New York time) on the fifth (5th) U.S. Government Securities Business Day after Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.07(h)(i) will occur prior to the applicable Benchmark Transition Start Date. For the avoidance of doubt, no Hedging Agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.07.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.07(h)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.07.

(iv) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any request for an advance of a SOFR Borrowing, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Reference Rate Loans. During any Benchmark Unavailability Period, the component of Reference Rate based upon the Adjusted Term SOFR will not be used in any determination of the Reference Rate.

(i) Illegality.

(i) If after the Effective Date, any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make SOFR Loans, then, on notice thereof by such Lender to the Borrower through Administrative Agent, the obligation of that Lender to make SOFR Loans shall be suspended until such Lender shall have notified Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

(ii) Subject to clause (iii) below, if any Lender shall determine that it is unlawful to maintain any SOFR Loan, the Borrower shall prepay in full all SOFR Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period, as applicable, thereof if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans, together with any amounts required to be paid hereunder.

(iii) If the obligation of any Lender to make or maintain SOFR Loans has become unlawful, instead of prepaying outstanding SOFR Loans in full as provided in clause (ii) above, the Borrower may elect, by giving notice to such Lender through Administrative Agent, that all Loans which would otherwise be made or continued by any such Lender as SOFR Loans shall be instead made or converted to Reference Rate Loans.

(iv) Before giving any notice to Administrative Agent pursuant to Section 2.07(i), the affected Lender shall designate a different Lending Office with respect to its SOFR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

(j) Reserves on SOFR Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including SOFR funds or deposits, additional costs on the unpaid principal amount of each SOFR Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to Administrative Agent and Revolving Agent) of such additional interest from the Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant interest payment date, such additional interest shall be payable fifteen (15) days from receipt of such notice. Notwithstanding anything to the contrary contained in this Section 2.07(j), no Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.07(j) for any additional interest incurred, or relating to Loans made, more than nine (9) months prior to the date that such Lender notifies the Borrowers of the requirement to pay such additional interest (except that, if the requirements under the regulations of the Federal Reserve Board giving rise to such additional interest is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof)

Section 2.08 Funding Losses. In connection with each SOFR Loan, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an Event of Default or any mandatory prepayment required pursuant to Section 2.05(c)), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default) or (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any Notice of Borrowing or SOFR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount reasonably determined by such Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such SOFR Loan had such event not occurred, at the Adjusted Term SOFR that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of an Agent or a Lender delivered to the Administrative Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.08 shall be conclusive absent manifest error.

Section 2.09 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of any Withholding Agent) requires the deduction or withholding of any Taxes from or in respect of any such payment, (i) the applicable Withholding Agent shall make such deduction or withholding, (ii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount (an “Additional Amount”) necessary such that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.09) the applicable Recipient receives the amount equal to the sum it would have received had no such deduction or withholding been made.

(b) In addition, each Loan Party shall pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes by any Secured Party. Each Loan Party shall deliver to each Secured Party official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.09) paid or payable by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within ten days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by a Secured Party (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of another Secured Party shall be conclusive absent manifest error.

(d) (2) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.09(d)(i)(A), (i)(B) and (i)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 2.09(d)-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-2 or Exhibit 2.09(d)-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(e) Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.07(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including by the payment of additional amounts pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Each party’s obligations under this Section 2.09 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.10 Increased Costs and Reduced Return.

(a) If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party, to any tax, duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender (except for (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Secured Party of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount.

(b) If any Secured Party shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, such Secured Party’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party’s or such other controlling Person’s capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Secured Party’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Secured Party’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party’s or such other controlling Person’s capital.

(c) All amounts payable under this Section 2.10 shall bear interest from the date that is 10 days after the date of demand by any Secured Party until payment in full to such Secured Party at the Reference Rate. A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Secured Party’s reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

ARTICLE III

[RESERVED]

ARTICLE IV

APPLICATION OF PAYMENTS; DEFAULTING LENDERS;

JOINT AND SEVERAL LIABILITY OF BORROWERS

Section 4.01 Payments; Computations and Statements. The Borrowers will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s Accounts. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day may, in the Administrative Agent’s discretion, be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document. Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrowers shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to the Borrowers, funded by the Administrative Agent on behalf of the Revolving Loan Lenders and subject to Section 2.02. The Lenders and the Borrowers confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Administrative Agent’s discretion, provided that the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrowers with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

Section 4.02 Sharing of Payments. Except as provided in Section 2.02, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered, and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and any payment of an amendment, consent or waiver fee to consenting Lenders pursuant to an effective amendment, consent or waiver with respect to this Agreement), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

Section 4.03 Apportionment of Payments. Subject to Section 2.02:

(a) All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

(b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall, apply all payments in respect of any Obligations, including without limitation, all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, to pay interest then due and payable in respect of the Collateral Agent Advances until paid in full; (iii) third, to pay principal of the Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay the Obligations in respect of any fees (other than any Applicable Premium), expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full; (v) fifth, ratably to pay interest then due and payable in respect of the Loans until paid in full; (vi) sixth, ratably to pay principal of the Loans (including the Term Loan PIK Amount) until paid in full; (vii) seventh, ratably to pay the Obligations in respect of any Applicable Premium then due and payable to the Lenders until paid in full; and (viii) eighth, to the ratable payment of all other Obligations then due and payable.

(c) For purposes of Section 4.03(b) , “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding;.

(d) In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 4.03 shall control and govern.

Section 4.04 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.02.

(b) The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by any Borrower to the Administrative Agent for such Defaulting Lender’s benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender’s Loans were funded by the other Lenders) or, if so directed by the Administrative Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Loans were not funded by the other Lenders), retain the same to be re-advanced to the Borrowers as if such Defaulting Lender had made such Loans to the Borrowers. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender.

(c) Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrowers to replace the Defaulting Lender with one or more substitute Lenders, and the Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 12.07.

(d) The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender.

(e) This Section shall remain effective with respect to such Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Agents, and the Borrowers shall have waived such Defaulting Lender’s default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 4.05 Administrative Borrower; Joint and Several Liability of the Borrowers.

(a) Each Borrower hereby irrevocably appoints ~~Hydrosource~~Desert Ram Holdings, LLC as the borrowing agent and attorney-in-fact for the Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.

(b) Each Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety, but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.05), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.05 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

(c) The provisions of this Section 4.05 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.05 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

(d) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

ARTICLE V

CONDITIONS TO LOANS

Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

(a) Payment of Fees, Etc. The Borrowers shall have paid on or before the Effective Date all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04.

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(c) Legality. The making of the initial Loans and the transactions contemplated hereunder (including the Effective Date Acquisition) shall not contravene any law, rule or regulation applicable to any Secured Party nor shall any law, rule or regulation applicable in the reasonable judgment of the Agent restrain, prevent or impose materially adverse conditions upon the initial Loans and the transactions contemplated hereunder.

(d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto:

(i) ~~(A)~~ a Security Agreement ~~and (B) the Hy Flow Pledge Agreement, in each case~~, together with ~~(x)~~ the original stock certificates (if any) representing all of the Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer ~~and (y) in the case of the Hy Flow Pledge Agreement, all consents, if any, required under the Organizational Documents of Hy Flow in order to effectuate the terms of and security interests granted pursuant to the Hy Flow Pledge Agreement~~;

(ii) evidence satisfactory to the Collateral Agent of the filing of appropriate financing statements on Form UCC-1 in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement~~, the Hy Flow Pledge Agreement,~~ and each Mortgage;

(iii) ~~the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property or against any Hy Flow Pledgor or its property, which results shall not show any such Liens (other than Permitted Liens acceptable to the Collateral Agent or Liens being released on the Effective Date);~~[reserved];

(iv) a Perfection Certificate;

(v) the Fee Letter;

(vi) [reserved];

(vii) with respect to each Mortgaged Property as of the Effective Date, each of the Mortgaged Property Deliverables;

(viii) a certificate of an Authorized Officer of each Loan Party~~, each Hy Flow Pledgor and Hy Flow~~ certifying (A) as to copies of the Governing Documents of such Loan Party (which, (x) in the case of each Borrower on the Effective Date, shall be amended, in each case, in form and substance reasonably satisfactory to the Administrative Agent to permit the pledge of its limited liability company membership interests thereunder and (y) in the case of the Parent, shall be amended and restated in form and substance satisfactory to the Administrative Agent), together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of a Borrower, including, without limitation, Notices of Borrowing, SOFR Notices and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (D) as to the matters set forth in Section 5.01(b);

(ix) a certificate of an Authorized Officer of the Parent attaching a copy of the Projections described in Section 6.01(g)(ii) and certifying as to the compliance with the representations and warranties set forth in Section 6.01(aa)(ii);

(x) a certificate of an Authorized Officer of each Loan Party, certifying as to the solvency of such Loan Party (after giving effect to the Loans made on the Effective Date);

(xi) a certificate of an Authorized Officer of the Administrative Borrower certifying that (A) (1) the attached copies of the Effective Date Acquisition Documents satisfactory to the Agents~~,~~ and (2) ~~the attached copies of the NGL Water Supply Agreement and (3)~~ all other Material Contracts as in effect on the Effective Date, which have been provided to the Administrative Agent, in the case of each of the foregoing clauses (1) ~~through~~and (~~4~~2), are true, complete and correct and (B) such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements;

(xii) a certificate of the appropriate official(s) of the jurisdiction of organization of each Loan Party certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such jurisdictions, together with written confirmation (where available) on the Effective Date from such official(s) as to such matters;

(xiii) opinions of (a) Kemp Smith, LLP, counsel to the Loan Parties ~~and the Hy Flow Pledgors~~, and (b) Porter Hedges LLP, special New York counsel to the Loan Parties ~~and the Hy Flow Pledgors~~, in each case, as to such matters as the Collateral Agent may reasonably request;

(xiv) evidence of the insurance coverage required by Section 7.01 and the terms of each Security Agreement and each Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, where requested by the Collateral Agent, with such endorsements as to the additional insureds or lender’s loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ prior written notice to the Collateral Agent and each such additional insured or lender’s loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

(xv) (a) evidence satisfactory to it that all Liens on the Effective Date Acquisition Properties (other than Permitted Liens) have been released or terminated, subject only to the filing of applicable terminations, releases or assignments and (b) duly executed recordable releases and terminations with respect thereto, in form and substance satisfactory to the Collateral Agent; and

(xvi) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agents in form and substance, as any Agent may reasonably request.

(e) Material Adverse Effect. The Collateral Agent shall have determined, in its sole judgment, that no event or development shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(f) Warrants. The Lenders (or their designees) shall have been issued penny warrants representing the right to purchase 50.1% of the outstanding common Equity Interests (on a fully diluted as-converted basis) of the Parent (subject to step-downs in the quantum of such right to purchase common Equity Interests, subject to the conditions set forth therein), in form and substance satisfactory to the Lenders.

(g) Consummation of Acquisition. Concurrently with the making of the initial Loans, (i) the Borrowers shall have purchased, pursuant to the Effective Date Acquisition Documents (no provision of which shall have been amended or otherwise modified or waived without the prior written consent of the Agents), all of the Equity Interests in the Effective Date Acquired Companies, (ii) the proceeds of the initial Loans shall have been applied in full to pay the cash consideration payable pursuant to the Effective Date Acquisition Documents and the closing and other costs relating thereto, and (iii) the Borrowers shall have fully performed all of the obligations to be performed by them under the Effective Date Acquisition Documents.

(h) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans, or the conduct of the Loan Parties’ business, or the consummation of any of the underlying transactions, shall have been obtained and shall be in full force and effect.

(i) Litigation. There shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or Governmental Authority which relates to the Loans or which, in the opinion of the Collateral Agent, is reasonably likely to be adversely determined, and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(j) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

(k) Management Reference Checks. The Collateral Agent shall have received satisfactory reference checks for, and shall have had an opportunity to meet with, key management of each Loan Party.

(l) Due Diligence. The Agents shall have completed their business, industry, financial, legal, tax, insurance, environmental and collateral due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion.

(m) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02.

(n) Know Your Customer Compliance. The Agents and the Lenders shall have each received (to the extent requested prior to the Effective Date) a W-9 and all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, in form and substance satisfactory to the Agents and the Lenders.

Section 5.02 Conditions Precedent to All Loans. The obligation of any Agent or any Lender to make any Loan after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:

(a) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrowers’ acceptance of the proceeds of such Loan, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the date of such Loan are true and correct on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

(b) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to any Secured Party.

(c) Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02.

Section 5.03 Conditions Subsequent to Effectiveness. As an accommodation to the Loan Parties, the Agents and the Lenders have agreed to execute this Agreement and to make the Loans on the Effective Date notwithstanding the failure by the Loan Parties to satisfy the conditions set forth below on or before the Effective Date. In consideration of such accommodation, the Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including, without limitation, those conditions set forth in Section 5.01, the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 5.03):

(a) Within 45 days after the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion) (such date, the “Post-Closing Control Agreement Delivery Date”), the Loan Parties shall deliver all Control Agreements that, in the reasonable judgment of the Agents, are required for the Loan Parties to comply with the Loan Documents as of the Effective Date, each duly executed by, in addition to the applicable Loan Party, the applicable financial institution.

(b) Within 60 days of the Effective Date (or such later date as determined by the Administrative Agent in its sole discretion), the Administrative Agent shall have received appropriate endorsements (including loss payable endorsements), in form and substance reasonably satisfactory to Administrative Agent, naming Collateral Agent as an additional insured and Collateral Agent as mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance policies referred to Section 7.01(h).

(c) Within five (5) Business Days of the Administrative Borrower being advised by the Administrative Agent that a certified lien search is then available from the Secretary of State of the State of New Mexico, the Administrative Borrower shall deliver for each Loan Party ~~or Hy Flow Pledgor, in each case,~~ formed or organized in the State of New Mexico the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against such Loan Party or its Property, which results shall not show any such Liens (other than Liens securing the Obligations).

(d) [Reserved].

(e) Within seven (7) days of the Effective Date (or such later date as determined by the Administrative Agent in its sole discretion), the Administrative Agent shall have received evidence that the Loan Parties are carrying property insurance pursuant to the provisions of Section 7.01(h), and the Administrative Agent shall have received a certificate of property insurance satisfying the requirements of Section 7.01(h).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Secured Parties as follows:

(a) Organization, Good Standing, Etc. Each Loan Party and each of its Subsidiaries (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan

Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance by each Loan Party and each of its Subsidiaries of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party or any of its Subsidiaries of any Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the ~~Fifth~~Sixth Amendment Effective Date.

(d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party or any of its Subsidiaries is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e) Capitalization. On the Fifth Amendment Effective Date, after giving effect to the transactions contemplated hereby to occur on the Fifth Amendment Effective Date, the authorized Equity Interests of the ~~Parent and each of its~~Loan Parties or any of their Subsidiaries and the issued and outstanding Equity Interests of the ~~Parent and each of its~~Loan Parties or any of their Subsidiaries are as set forth on Schedule 6.01(e) hereto. All of the issued and outstanding shares of Equity Interests of the ~~Parent and each of its~~Loan Parties or any of their Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All Equity Interests of such Subsidiaries of the ~~Parent~~Loan Parties are owned by the ~~Parent~~applicable Loan Party free and clear of all Liens (other than Permitted Specified Liens). Except as described on Schedule 6.01(e) hereto, there are no outstanding debt or equity securities of the ~~Parent~~Loan Parties or any of ~~its~~their Subsidiaries and no outstanding obligations of the ~~Parent~~Loan Parties or any of ~~its~~their Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the ~~Parent~~Loan Parties or any of ~~its~~their Subsidiaries, or other obligations of the ~~Parent~~Loan Parties or any of ~~its~~their Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of the ~~Parent~~Loan Parties or any of ~~its~~their Subsidiaries.

(f) Litigation. Except as set forth in Schedule 6.01(f) hereto, there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its Subsidiaries or any of their respective properties before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

(g) Financial Statements.

(i) [Reserved].

(ii) The Parent has heretofore furnished to each Agent and each Lender (A) projected monthly income statements of the Parent and its Subsidiaries for the period from January 1, 2024 through December 31, 2024, and (B) projected annual income statements of the Parent and its Subsidiaries for the Fiscal Years ending in 2024 through 2029, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vi).

(h) Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any material Requirement of Law, or (iii) any material term of any material Contractual Obligation (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, and no default or event of default has occurred and is continuing thereunder.

(i) ERISA. No Loan Party or any of its Subsidiaries or any of their respective ERISA Affiliates maintains, sponsors, contributes to, or has ever had any obligation (including any contingent obligation) to maintain, sponsor, or contribute to, or otherwise would reasonably be expected to have any liability under or with respect to, any Employee Plan.

(j) Taxes, Etc. (i) All Tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party and its Subsidiaries have been timely filed and (ii) all Taxes imposed upon any Loan Party and its Subsidiaries or any property of any Loan Party or Subsidiary which have become due and payable on or prior to the date hereof have been paid, except Taxes contested in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in the financial statements of Parent in accordance with GAAP.

(k) Regulations T, U and X. No Loan Party or any Subsidiary of a Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

(l) Nature of Business.

(i) No Loan Party or Subsidiary of a Loan Party is engaged in any business other than as set forth on Schedule 6.01(l) hereto.

(ii) The Parent does not have any material liabilities (other than liabilities arising under the Loan Documents), own any material assets (other than the Equity Interests of its Subsidiaries) or engage in any operations or business (other than the ownership of its Subsidiaries).

(iii) Except as set forth on the Schedule 6.01(l) hereto, no Loan Party or Subsidiary of a Loan Party has any material liabilities (other than liabilities arising under the Loan Documents), owns any material assets (other than the Equity Interests of its Subsidiaries), or engages in any operations or business (other than the ownership of its Subsidiaries).

(iv) No AWR Excluded Subsidiary is engaged in any business other than the business of cattle ranching as presently conducted on the Third Amendment Effective Date and businesses reasonably incidental thereto.

(m) Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.

(n) Permits, Etc. Each Loan Party and each of its Subsidiaries has, and is in material compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations, including permits required under Environmental Law, required for such Person lawfully to own, lease, manage or operate, or to acquire its Property (including the Effective Date Assets, the AWR ~~Acquired Assets, the Intrepid~~ Acquired Assets and the Midstream Properties), and each business currently owned, leased, managed or operated, or to be acquired, by such Person. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, including any such permit required by Environmental Law, and there is no claim that any of the foregoing is not in full force and effect. Without limiting the generality of any other provision this Agreement, no certificate, license, permit, consent, authorization or order (to the extent not otherwise obtained) is required by any Loan Party or any of its Subsidiaries from any Governmental Authority to construct, own, operate and maintain the Midstream Properties, or to transport and/or distribute water and oil and gas waste, under existing contracts and agreements as the Midstream Properties are presently owned, operated and maintained

(o) Properties.

(i) Personal Property. Each Loan Party and each of its Subsidiaries has good and marketable title to, valid leasehold interests in, or valid licenses to use, all personal Property material to its business.

(ii) Owned Real Property. Schedule 6.01(o)(i) sets forth the address and description of each Owned Real Property. With respect to each Owned Real Property: (A) a Loan Party has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all liens and encumbrances, except Permitted Liens; (B) except as set forth in Schedule 6.01(o)(i), no Loan Party has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereon; (C) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein; and (D) no Loan Party is a party to any agreement or option to purchase any real property or interest therein relating to, or intended to be used in the operation of its business.

(iii) Leased Real Property. Schedule 6.01(o)(ii) sets forth the address of each Leased Real Property, and a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Leased Real Property (including the date and name of the parties to such Lease document). The Loan Parties have delivered to Collateral Agent a true and complete copy of each such Lease document. Except as set forth in Schedule 6.01(o)(ii), with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the Loan Parties and/or their Subsidiaries’ use, possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed and there are no disputes with respect to such Lease; (iii) neither the applicable Loan Party or Subsidiary nor any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (iv) except as set forth on Schedule 6.01(o)(ii) no Loan Party nor any Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; (v) No Loan Party nor any Subsidiary has collaterally assigned or granted any other security interest in such Lease or any interest therein.

(iv) Access. Each parcel of Real Property has direct access to a public street or road adjoining the Real Property, and such access is not dependent on any land or other real property interest which is not included in the Real Property.

(p) Employee and Labor Matters. (i) No Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary; (ii) there is no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary before any Governmental Authority; (iii) there is no strike, work stoppage, slowdown, lockout, or other labor dispute pending or, to the best knowledge of any Loan Party, threatened in writing against any Loan Party or any Subsidiary; and (iv) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any similar labor relations tribunal. All payments due from any Loan Party or Subsidiary on account of wages have been made in accordance with the Fair Labor Standards Act and similar applicable Requirements of Law.

(q) Environmental Matters. Except as set forth on Schedule 6.01(q) hereto, (i) no Loan Party or any of its Subsidiaries is in violation of any applicable Environmental Law, (ii) each Loan Party and each of its Subsidiaries has, and is in compliance with, all permits required pursuant to Environmental Law and for its respective operations and businesses (including with respect to the Effective Date Assets~~,~~ and the AWR ~~Acquired Assets and the Intrepid~~ Acquired Assets), except to the extent any failure to have or be in compliance therewith could not reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; (iii) there has been no Release or threatened Release of Hazardous Materials on, in, at under or from any Properties currently or formerly owned, leased or operated by any Loan Party, its Subsidiaries or a respective predecessor in interest (including the Effective Date Assets~~,~~ and the AWR Acquired Assets ~~and the Intrepid Acquired Assets~~) or with respect to any current Properties or business or with respect to any disposal or treatment facility which received Hazardous Materials generated by any Loan Party, its Subsidiaries or any respective predecessor in interest, which in any case of the foregoing could reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; (iv) there are no pending or threatened Environmental Claims against, or Environmental Liability of, any Loan Party, its Subsidiaries or any respective predecessor in interest that could reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; (v) neither any Loan Party nor any of its Subsidiaries is performing or responsible for any Remedial Action that could reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; and (vi) the Loan Parties have made available to the Collateral Agent and Lenders true and complete copies of all material environmental reports, audits and investigations in the possession or control of any Loan Party or any of its Subsidiaries with respect to the Properties, operations and businesses of the Loan Parties and its Subsidiaries (including the Effective Date Assets~~,~~ and the AWR Acquired Assets ~~and the Intrepid Acquired Assets~~).

(r) Insurance. Each Loan Party and each of its Subsidiaries maintains all insurance required by Section 7.01(h). Schedule 6.01(r) sets forth a list of all such insurance maintained by or for the benefit of each Loan Party and each of its Subsidiaries on the Fifth Amendment Effective Date.

(s) Use of Proceeds. The proceeds of the Loans shall be used (i) in the case of the Initial Term Loans, (A) to pay the cash consideration payable pursuant to the Effective Date Acquisition Documents and (B) to pay fees and expenses in connection with the transactions contemplated hereby, (ii) in the case of the Third Amendment Term Loans, (A) to pay the cash consideration payable pursuant to the AWR Acquisition Documents, (B) to pay fees and expenses in connection with the transactions contemplated hereby and thereby and (C) for general corporate purposes, and (iii~~) in the case of the Fifth Amendment Term Loans, (A) to pay the cash consideration payable by Hydrosource pursuant to the Intrepid Acquisition Documents and (B) to pay fees and expenses in connection with the transactions contemplated hereby and thereby, and (iv~~) in the case of Revolving Loans, for general corporate purposes.

(t) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, each Loan Party and Subsidiary of a Loan Party is, and the Loan Parties and their Subsidiaries on a consolidated basis are, Solvent. No transfer of property is being made by any Loan Party or Subsidiary and no obligation is being incurred by any Loan Party or Subsidiary in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of such Loan Party or Subsidiary.

(u) Intellectual Property. Except as set forth on Schedule 6.01(u) hereto, each Loan Party and each of its Subsidiaries owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(u) hereto is a complete and accurate list as of the Fifth Amendment Effective Date of (i) each item of Registered Intellectual Property owned by each Loan Party and each of its Subsidiaries, (ii) each material work of authorship owned by each Loan Party and each of its Subsidiaries, and which is not Registered Intellectual Property and (iii) each material Intellectual Property Contract to which each Loan Party and each of its Subsidiaries is bound. No trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(v) Material Contracts. Set forth on Schedule 6.01(v) hereto is a complete and accurate list as of the Fifth Amendment Effective Date of all Material Contracts of each Loan Party and each of its Subsidiaries, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party and ~~Subsidiary~~each of its Subsidiaries that is a party thereto and, to the best knowledge of such Loan Party or such Subsidiary, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party, any Subsidiary of a Loan Party or, to the best knowledge of any Loan Party or any Subsidiary of a Loan Party, any other party thereto.

(w) Investment Company Act. None of the Loan Parties or their Subsidiaries is (i) an “investment company”, “affiliated person”, “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.

(x) ~~Consummation of Acquisitions~~[Reserved].

~~(i) The Parent has delivered to the Agents complete and correct copies of the Effective Date Acquisition Documents, including all schedules and exhibits thereto. The Effective Date Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby. The execution, delivery and performance of the Effective Date Acquisition Documents has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on the part of each such Person. No authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority is required for such sale other than such as have been obtained on or prior to the Effective Date. Each Effective Date Acquisition Document is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. All conditions precedent to the Effective Date Acquisition Document have been fulfilled or (with the prior written consent of the Agents) waived, no Effective Date Acquisition Document has been amended or otherwise modified, and there has been no breach of any material term or condition of any Effective Date Acquisition Document.~~

~~(ii) The Parent has delivered to the Agents complete and correct copies of the AWR Acquisition Documents, including all schedules and exhibits thereto. The AWR Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby. The execution, delivery and performance of the AWR Acquisition Documents has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on the part of each such Person. No authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority is required for such sale other than such as have been obtained on or prior to the Third Amendment Effective Date. Each AWR Acquisition Document is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. All conditions precedent to the AWR Acquisition Document have been fulfilled or (with the prior written consent of the Agents) waived, no AWR Acquisition Document has been amended or otherwise modified, and there has been no breach of any material term or condition of any AWR Acquisition Document.~~

~~(iii) Hydrosource has delivered to the Agents complete and correct copies of the Intrepid Acquisition Documents, including all schedules and exhibits thereto. The Intrepid Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby. The execution, delivery and performance of the Intrepid Acquisition Documents has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on the part of each such Person. No authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority is required for such sale other than such as have been obtained on or prior to the Fifth Amendment Effective Date. Each Intrepid Acquisition Document is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. All conditions precedent to the Intrepid Acquisition Documents have been fulfilled or (with the prior written consent of the Agents) waived, no Intrepid Acquisition Document has been amended or otherwise modified, and there has been no breach of any material term or condition of any Intrepid Acquisition Document.~~

(y) Sanctions; Anti-Corruption and Anti-Money Laundering Laws. None of any Loan Party, any Subsidiary thereof, any of their respective directors, officers, employees, shareholders or owners, nor, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has assets located in a Sanctioned Country, (iii) conducts any business with or for the benefit of any Sanctioned Person, (iv) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (v) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, or (vi) is a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. Each Loan Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws and Anti-Money Laundering Law. Each Loan Party and each Subsidiary is in compliance with all Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. Each Loan Party and each Affiliate, officer, employee or director acting on behalf of any Loan Party or any of its Subsidiaries is (and is taking no action that would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA PATRIOT Act. In addition, no Loan Party or any Subsidiary thereof is engaged in any kind of activities or business of or with any Person or in any country or territory that is subject to any sanctions administered by OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations.

(z) Anti-Bribery and Corruption.

(i) Neither any Loan Party or any Subsidiary thereof nor, to the best knowledge of any Loan Party, any director, officer, employee or any other Person acting on behalf of any such Loan Party or Subsidiary, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including, without limitation, any employee, official or other Person acting on behalf of any Governmental Authority, or otherwise engaged in any activity that may violate any Anti-Corruption Law.

(ii) Neither any Loan Party or any Subsidiary thereof nor, to the best knowledge of any Loan Party, any director, officer, employee or any other Person acting on behalf of any such Loan Party or Subsidiary thereof, has engaged in any activity that would breach any Anti-Corruption Laws.

(iii) To the best of each Loan Party’s knowledge and belief, there is no pending or, to the best knowledge of any Loan Party, threatened action, suit, proceeding or investigation before any court or other Governmental Authority against any Loan Party or any of its Subsidiaries or any of their respective directors, officers, employees or other Person acting on its behalf that relates to a potential violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(iv) The Loan Parties and their Subsidiaries will not directly or indirectly use, lend or contribute the proceeds of the Loans for any purpose that would breach the Anti-Bribery and Corruption Laws.

(aa) Full Disclosure.

(i) Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.

(ii) Projections have been prepared on a reasonable basis and in good faith based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such Projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such Projections were furnished to the Lenders, and Parent is not ~~be~~ aware of any facts or information that would lead it to believe that such Projections are incorrect or misleading in any material respect; it being understood that (A) Projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, (B) actual results may differ materially from the Projections and such variations may be material and (C) the Projections are not a guarantee of performance.

~~(bb) SUA Side Letters and Similar Agreements. Schedule 6.01(bb) sets forth a true, correct and complete list of all Contractual Obligations (including side letter agreements) of any Loan Party or any of its Subsidiaries pursuant to which such Loan Party or Subsidiary has agreed to pay to any Person (including any counterparty to a Merchant Ranch Agreement) a share of the proceeds of a Disposition of all or any portion of a Loan Party’s or Subsidiary’s Property or Equity Interests (any such Contractual Obligation, a “Sale Proceeds Sharing Agreement”). Except as set forth on Schedule 6.01(bb), no Loan Party or any of its Subsidiaries is party to any Sale Proceeds Sharing Agreement.~~

ARTICLE VII

COVENANTS OF THE LOAN PARTIES AND OTHER COLLATERAL MATTERS

Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will, and will cause each of its Subsidiaries to:

(a) Reporting Requirements. Furnish to each Agent and each Lender:

(i) as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries (and for the first three fiscal months after the Effective Date, 45 days after the end of each such fiscal month) commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, (A) internally prepared consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows as at the end of such fiscal month, for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (1) the financial statements for the immediately preceding Fiscal Year and (2) the Projections, all in reasonable detail (including such consolidating information as is necessary to eliminate the portion of Consolidated EBITDA attributable to the ~~AWR~~ Excluded Subsidiaries) and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments, (B) a summary of the Parent’s capital structure as of the last day of such month, including a list of the outstanding Revolving Loans, Term Loans and any other Permitted Indebtedness, (C) [reserved] and (D) such other financial information as any Agent may from time to time reasonably request;

(ii) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Parent and its Subsidiaries commencing with the first Fiscal Quarter ending after the Effective Date, consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail (including such consolidating information as is necessary to eliminate the portion of Consolidated EBITDA attributable to the ~~AWR~~ Excluded Subsidiaries) and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(iii) as soon as available, and in any event (x) within 150 days after the end of the Fiscal Year of the Parent and its Subsidiaries ending December 31, 2024 and (y) within 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries ending on and after December 31, 2025, consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail (including such consolidating information as is necessary to eliminate the portion of Consolidated EBITDA attributable to the ~~AWR~~ Excluded Subsidiaries) and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agents (which report and opinion shall not include (1) any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of the Parent or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit (except to the extent such “going concern” qualification is solely attributable to the maturity of any Permitted Indebtedness within the immediately succeeding 12 month period) or (2) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03), together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 7.03 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

(iv) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), a Compliance Certificate:

(A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto,

(B) in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a), (1) attaching (x) a schedule showing the calculation of the financial covenants specified in Section 7.03, (y) the calculation of the Leverage Ratio for the applicable period for purposes of determining the Applicable Margin in accordance with the terms of the definition thereof and (z) the calculation of the Excess Cash Flow for the applicable period in accordance with the terms of Section 2.05(c)(i), and (2) including a management discussion and analysis of the financial condition and results of operations of the Parent and its Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year

(C) in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clause (iii) of this Section 7.01(a), attaching (1) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party or any of its Subsidiaries and evidence that such insurance coverage meets the requirements set forth in Section 7.01, each Security Agreement and each Mortgage, together with such other related documents and information as the Administrative Agent may reasonably require, (2) the calculation of the Excess Cash Flow for such Fiscal Year in accordance with the terms of Section 2.05(c)(i), (3) attaching the third party appraisal required pursuant to Section 7.01(q), and (4) confirmation that there have been no changes to the information contained in each of the Perfection Certificates delivered on the Fifth Amendment Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv) and/or attaching an updated Perfection Certificate identifying any such changes to the information contained therein; and

(D) in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clause (i) of this Section 7.01(a), attaching (1) a summary of sales of recycled water (including information on a per customer basis as to the number of barrels of recycled water sold, the average price per barrel paid by such customer, and the monthly revenue attributable to each such customer), (2) a summary of sales of fresh water (including information on a per customer basis (including each Merchant Ranch) as to the number of barrels of fresh water sold, the average price per barrel paid by such customer, and the monthly revenue attributable to each such customer), and (3) such other information as the Administrative Agent may reasonably request regarding key performance indicators relating to the sales of fresh water and recycled water by the Loan Parties and their Subsidiaries, together with such other related documents and information as the Administrative Agent may reasonably require;

(v) promptly after the same is sent or received by the Parent or its Subsidiaries, a copy of each material report, notice, projection or other document under each Material Contract~~, including, without limitation, the statements delivered by Hydrosource under Sections 2.1(a) and 4.8(a) of the NGL Water Supply Agreement~~;

(vi) as soon as available, and in any event within 30 days after the end of each Fiscal Year, a certificate of an Authorized Officer of the Parent (A) attaching Projections for the Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries and (B) certifying that the representations and warranties set forth in Section 6.01(aa)(ii) are true and correct with respect to the Projections;

(vii) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party or Subsidiary other than routine inquiries by such Governmental Authority;

(viii) as soon as possible, and in any event within three Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party or Subsidiary proposes to take with respect thereto;

(ix) within 5 Business Days after the occurrence of any termination, cancellation or material limitation of, or material adverse modification to or material adverse change in, the business relationship (in each case, in the good faith determination of the Loan Parties) between the Loan Parties and their Subsidiaries, on the one hand, and any material customer or supplier of the Loan Parties and their Subsidiaries (for which aggregate consideration payable to or by such customer or supplier pursuant to contractual relationships between such customer or supplier and the Loan Parties and their Subsidiaries exceeds $1,000,000 in any Fiscal Year), on the other hand, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such event and the action which the Loan Parties and their Subsidiaries propose to take with respect thereto;

(x) promptly after the commencement thereof but in any event not later than five Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party or any of its Subsidiaries, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(xi) as soon as possible and in any event within five Business Days after execution and delivery thereof, copies of any new Material Contract or any amendment, supplement or modification to any Material Contract;

(xii) as soon as possible and in any event within five Business Days after the delivery thereof to the Parent’s or the Borrower’s Board of Directors, copies of all reports or other information so delivered;

(xiii) promptly after the receipt thereof, a copy of any material notice any Loan Party or any of its Subsidiaries receives from any holder of its Indebtedness;

(xiv) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party or any of its Subsidiaries by its auditors in connection with any annual or interim audit of the books thereof;

(xv) promptly upon request, any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Borrowers’ compliance with Section 7.02(r);

(xvi) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the initial financial statements required by clause (iii) of this Section 7.01(a) that is permitted by Section 7.02(q), the consolidated financial statements of the Parent and its Subsidiaries delivered pursuant to clauses (i), (ii) and (iii) of this Section 7.01(a) will differ from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Agents; and

(xvii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party or any of its Subsidiaries (including, without limitation, any Environmental, Social, and Corporate Governance information) as any Agent may from time to time may reasonably request.

(b) Additional Borrowers, Guarantors and Collateral Security. Cause:

(i) each Subsidiary of any Loan Party not in existence on the Effective Date (other than the ~~AWR~~ Excluded Subsidiaries) to execute and deliver to the Collateral Agent promptly and in any event within ten days after the formation or acquisition thereof (or such later date as the Collateral Agent may agree in its sole discretion), (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower or a Guarantor, (B) a supplement to the Security Agreement, together with (1) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Security Agreement, (2) undated stock powers for such Equity Interests executed in blank, and (3) such opinions of counsel as the Collateral Agent may reasonably request, (C) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Specified Liens) on such real property and such other Mortgaged Property Deliverables as may be required by the Collateral Agent with respect to each such real property, and (D) such other agreements, instruments, opinions, approvals or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

(ii) each owner of the Equity Interests of any such Subsidiary (excluding, for the avoidance of doubt, the ~~AWR~~ Excluded Subsidiaries) to execute and deliver promptly and in any event within ten days after the formation or acquisition of such Subsidiary (or such later date as the Collateral Agent may agree in its sole discretion) a Pledge Amendment (as defined in the Security Agreement), together with (A) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Security Agreement, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank, (C) such opinions of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, opinions, approvals or other documents requested by the Collateral Agent.

(c) Compliance with Laws; Payment of Taxes.

(i) Comply, and cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law, judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing).

(ii) Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all Taxes imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries, except Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d) Preservation of Existence, Etc. (i) Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and (ii) become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except in the case of this clause (ii) to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f).

(g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (including the Effective Date Assets, the AWR ~~Acquired Assets, the Intrepid~~ Acquired Assets and the Midstream Properties) which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all Leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.

(h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability insurance) with respect to the Collateral and its other properties (including all real property leased or owned by it) and business, in such amounts and covering such risks as is (i) carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (ii) required by any Requirement of Law, (iii) required by any Material Contract and (iv) in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as their interests may appear, in case of loss, under a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the lender’s loss payable and additional insured endorsement in favor of the Collateral Agent for the benefit of the Agents and the Lenders, as their respective interests may appear, and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ (ten days’ in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action could not reasonably be expected to have a Material Adverse Effect.

(j) Environmental.

(i) Keep the Collateral free of any Environmental Lien;

(ii) Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits required by Environmental Law that are necessary or useful in the proper conduct of its business, and comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and permits required by Environmental Law in all material respects;

(iii) Take all commercially reasonable steps to prevent any Release or threatened Release of Hazardous Materials in violation of any Environmental Law or permits required by Environmental Law at, in, on, under or from any property owned, leased or operated by any Loan Party or its Subsidiaries that could reasonably be expected to result in a material Environmental Claim or Environmental Liability;

(iv) Provide the Collateral Agent with written notice within five (5) days of any of the following: (A) discovery of any Release of a Hazardous Material or environmental condition at, in, on, under or from any Property currently or formerly owned, leased or operated by any Loan Party, Subsidiary or predecessor in interest (including the Effective Date Assets~~,~~ and the AWR ~~Acquired Assets and the Intrepid~~ Acquired Assets) or any violation of Environmental Law or permits required by Environmental Law that in any case could reasonably be expected to result in any material Environmental Claim or Environmental Liability; (B) notice that an Environmental Lien has been filed against any Collateral; or (C) any material Environmental Claim or Environmental Liabilities; and provide such reports, documents and information as the Collateral Agent may reasonably request from time to time with respect to any of the foregoing.

(k) Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on December 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

(l) Landlord Waivers. Use commercially reasonable efforts to obtain a written subordination or waiver, in form and substance reasonably satisfactory to the Collateral Agent, with respect to (i) each headquarters location of each Loan Party and (ii) each location where books and records of any Loan Party are stored or maintained; provided, that such subordination or waiver shall not be required with respect to any such location if the Collateral Agent is reasonably satisfied that such subordination or waiver will not be obtained after the Loan Parties have use commercially reasonable efforts to obtain the same~~.~~; provided further that, to the extent such locations referenced in clauses (i) and (ii) above have changed as of the Sixth Amendment Effective Date, the Loan Parties shall have one-hundred and twenty (120) days from the Sixth Amendment Effective Date (or such later date as the Collateral Agent may agree) to comply with this clause (l) for such locations.

(m) After-Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any real property (wherever located) with a Current Value (as defined below) in excess of $200,000, immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, and either an appraisal or such Loan Party’s good faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage (and any other Mortgaged Property Deliverables) with respect to such real property. Upon receipt of such notice requesting a Mortgage (and any other Mortgaged Property Deliverables), the Person that has acquired such Properties shall promptly furnish the same to the Collateral Agent. The Borrowers shall pay all fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, in connection with each Loan Party’s obligations under this Section 7.01(m).

(n) Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions.

(i) Maintain, and cause each of its Subsidiaries to maintain, policies and procedures designed to promote compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws and Anti-Money Laundering Laws.

(ii) Comply, and cause each of its Subsidiaries to comply, with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(iii) No Loan Party nor, to the best knowledge of any Loan Party, any of its Subsidiaries or any director, officer, employee or any Person acting on behalf of any Loan Party or Subsidiary will engage in any activity that would breach any Anti-Corruption Law.

(iv) Promptly notify the Administrative Agent of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of the Anti-Corruption Law.

(v) Not directly or indirectly use, lend or contribute the proceeds of any Loan for any purpose that would breach any Anti-Corruption Law.

(vi) Each Loan Party and Affiliate, officer, employee or director, acting on behalf of the Loan Party is (and will take no action which would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other reasonable internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA PATRIOT Act. In addition, none of the activities or business of any Loan Party or any of its Subsidiaries includes any kind of activities or business of or with any Person or in any country or territory that is subject to any Sanctions.

(vii) In order to comply with the “know your customer/borrower” requirements of the Anti-Money Laundering Laws, promptly provide to the Administrative Agent upon its reasonable request from time to time (A) information relating to individuals and entities affiliated with any Loan Party or any of its Subsidiaries that maintain a business relationship with the Administrative Agent and (B) such identifying information and documentation as may be available for such Loan Party or Subsidiary in order to enable the Administrative Agent or any Lender to comply with Anti-Money Laundering Laws.

(o) Lender Meetings. Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each Fiscal Year), participate in a meeting with the Agents and the Lenders at the Borrowers’ corporate offices (or at such other location as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders) at such time as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders.

~~(p) Board Observation Rights. The Administrative Agent shall be entitled to designate one observer (the “Board Observer”) to attend any regular meeting (a “BOD Meeting”) of the Board of Directors of the Parent (or its direct or indirect ultimate parent holding company) or any of its Subsidiaries (or, in each case, any relevant committees thereof), except that the Board Observer shall not be entitled to vote on matters presented to or discussed by the Board of Directors (or any relevant committee thereof) of the Parent (or its direct or indirect ultimate parent holding company) or any of its Subsidiaries at any such meetings. The Board Observer shall be timely notified of the time and place of any BOD Meetings (which shall be held no less than once per quarter) and will be given written notice of all proposed actions to be taken by the Board of Directors (or any relevant committee thereof) of the Parent (or its direct or indirect ultimate parent holding company) and any of its Subsidiaries at such meeting as if the Board Observer were a member thereof. Such notice shall describe in reasonable detail the nature and substance of the matters to be discussed and/or voted upon at such meeting (or the proposed actions to be taken by written consent without a meeting). The Board Observer shall have the right to receive all information~~

~~provided to the members of the Board of Directors or any similar group performing an executive oversight or similar function (or any relevant committee thereof) of the Parent (or its direct or indirect ultimate parent holding company) and any of its Subsidiaries in anticipation of or at such meeting (regular or special and whether telephonic or otherwise), in addition to copies of the records of the proceedings or minutes of such meeting, when provided to the members, and the Board Observer shall keep such materials and information confidential in accordance with Section 12.19.~~

(p) [Reserved].

(q) Real Property Appraisal. Upon the request of the Administrative Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each Fiscal Year), a third party appraisal of the Mortgaged Property prepared by a third party appraiser acceptable to the Administrative Agent, in form satisfactory to the Administrative Agent.

(r) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

~~(s) Lender Call. On the last Business Day of each calendar month (or such earlier date as the Administrative Agent may agree in its discretion), and upon the reasonable request of the Administrative Agent, the Borrower will participate in a telephonic meeting with the Administrative Agent and the Lenders to discuss the business, operations, assets and condition (financial or otherwise) of the Parent and the Subsidiaries.~~

Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, and shall cause each of its Subsidiaries not to, unless the Required Lenders shall otherwise consent in writing:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

(b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c) Fundamental Changes; Dispositions.

(i) Wind up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that any wholly-owned Subsidiary of any Loan Party (other than a Borrower) may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 10 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (C) no Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation, (E) the surviving Subsidiary, if any, if not already a Loan Party, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Agreement and the Equity Interests of such Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation and (F) if a Borrower is a party to such merger, consolidation or amalgamation, such Borrower shall be the surviving entity in such merger, consolidation or amalgamation; and

(ii) Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions.

(d) Change in Nature of Business.

(i) Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 6.01(l) (or, for the avoidance of doubt, permit the AWR Excluded Subsidiaries to engage in any line of business other than as described in Section 6.01(l)(iv)).

(ii) Permit the Parent to have any material liabilities (other than liabilities arising under the Loan Documents and liabilities incidental to the ownership of its Subsidiaries), own any material assets (other than the Equity Interests of its Subsidiaries) or engage in any operations or business (other than incidental to the ownership of its Subsidiaries).

(e) Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments.

(f) Real Property Acquisitions; Sale and Leaseback Transactions.

(i) After the Effective Date, purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any interest in real property (whether fee or leasehold interest) other than the Effective Date Assets~~,~~ or the AWR Acquired Assets ~~or the Intrepid Acquired Assets~~.

(ii) Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction.

(g) Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries in any Fiscal Year to exceed the Maximum Capital Expenditure Amount for such Fiscal Year.

(h) Restricted Payments. Make or permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments.

(i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

(j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions solely among Loan Parties, (ii) [reserved] and (iii) transactions permitted by Section 7.02(e) and Section 7.02(h).

(k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

(A) this Agreement and the other Loan Documents;

(B) any agreement in effect on the date of this Agreement and described on Schedule 7.02(k) hereto, or any extension, replacement or continuation of any such agreement; provided that, any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;

(C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D) in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset, sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(E) customary restrictions on dispositions of real property interests in reciprocal easement agreements;

(F) customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets; or

(G) customary restrictions in contracts that prohibit the assignment of such contract.

(l) Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition, provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) customary provisions in leases restricting the assignment or sublet thereof and (v) solely with respect to the AWR Excluded Subsidiaries, restrictions set forth in the Governing Documents of the AWR Excluded Subsidiaries as of the Third Amendment Effective Date (without giving effective to any amendment, supplement or modification thereto).

(m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect;

(ii) except for the Obligations, (A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), (B) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness) or (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing;

(iii) amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that are not adverse to the interest of the Agents or the Lenders; or

(iv) agree to any amendment, modification or other change to or waiver or assignment of any of its rights under any Material Contract, any Effective Date Acquisition Document~~,~~ or any AWR ~~Acquisition Document or any Intrepid~~ Acquisition Document if such amendment, modification, change or waiver or assignment would be adverse to any Loan Party or any of its Subsidiaries or the Agents and the Lenders.

(n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

(o) ERISA.

(i) adopt, or permit any of its Subsidiaries or any of their respective ERISA Affiliates to adopt or incur any liability under or with respect to, any Employee Plan.

(ii) engage, or permit any of its Subsidiaries to engage, any individual to perform services for such Loan Party or any of its Subsidiaries.

(p) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials on, in, at, under or from any assets or property owned, leased or operated by it or any of its Subsidiaries, except in compliance in all material respects with Environmental Laws.

(q) Accounting Methods. Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the initial financial statements required by clause (iii) of this Section 7.01(a) (other than as may be required to conform to GAAP).

(r) Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws.

(i) Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person; or

(ii) Use, nor permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in any Loan, whether as underwriter, advisor, investor or otherwise), or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

(s) Firm Commitments. Enter into, nor permit any of its Subsidiaries to enter into, any Contractual Obligation pursuant to which the Borrowers or any of their Subsidiaries are obligated to deliver minimum volumes of recycled water to customers on a firm basis, except to the extent that the Parent or such Subsidiary has entered into a corresponding firm supply agreement for the equivalent number of barrels of water. ~~In connection with the foregoing, the Parent and the Subsidiaries acknowledge and agree that the NGL Water Supply Agreement does not contain a firm supply agreement for water.~~

~~(t) Sale Proceeds Sharing Agreement. (i) Enter into or permit to exist any Sale Proceeds Sharing Agreement, except for those listed on Schedule 6.01(bb) or (ii) amend, modify or otherwise change (or permit the amendment, modification or other change of) any Sale Proceeds Sharing Agreement listed on Schedule 6.01(bb).~~

Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) Asset Coverage Ratio. Permit the Asset Coverage Ratio as of each December 31 to be less than 1.00:1.00.

(b) Leverage Ratio. Permit the Leverage Ratio of the Parent and its Subsidiaries as of the last day of any Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 2024, to be greater than the Required Leverage Ratio for such Fiscal Quarter.

ARTICLE VIII

CASH MANAGEMENT ARRANGEMENTS

AND OTHER COLLATERAL MATTERS

Section 8.01 Cash Management Arrangements.

(a) The Loan Parties shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Agents at one or more of the banks set forth on Schedule 8.01 hereto (each a “Cash Management Bank”) and (ii) except as otherwise provided under Section 8.01(b), deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Loan Party (including payments made by Account Debtors directly to any Loan Party) into a Cash Management Account.

(b) ~~On or prior to the Post-Closing Control Agreement Delivery Date with respect to each Cash Management Account listed on Schedule 8.01 on the Effective Date, the Loan Parties shall, with respect to each Cash Management Account (other than Excluded Accounts), deliver to the Collateral Agent a Control Agreement with respect to such Cash Management Account. With respect to~~

~~each Cash Management Account listed on Schedule 8.01 on the Third Amendment Effective Date that is an account of the AWR Acquired Companies (other than the AWR Excluded Subsidiaries), the Loan Parties shall, with respect to each such Cash Management Account (other than Excluded Accounts), deliver to the Collateral Agent a Control Agreement with respect to such Cash Management Account as required pursuant to Section 4(a) of the Third Amendment.~~ The Loan Parties shall not maintain, and shall not permit any of their respective Subsidiaries to maintain, cash, Cash Equivalents or other amounts in any deposit account or securities account, unless the Collateral Agent shall have received a Control Agreement in respect of each such Cash Management Account (other than Excluded Accounts).

(c) Upon the terms and subject to the conditions set forth in a Control Agreement with respect to a Cash Management Account, all amounts received in such Cash Management Account shall at the Administrative Agent’s direction be wired each Business Day into the Administrative Agent’s Accounts, except that, so long as no Event of Default has occurred and is continuing, the Administrative Agent will not direct the Cash Management Bank to transfer funds in such Cash Management Account to the Administrative Agent’s Accounts.

(d) So long as no Default or Event of Default has occurred and is continuing, the Borrowers may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that prior to the time of the opening of such Cash Management Account, each Loan Party and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Control Agreement.

(e) From and after the Sixth Amendment Effective Date until the Termination Date, the Loan Parties shall (i) not permit the balance of cash in the Sixth Amendment Account to be less than the Sixth Amendment Account Required Balance, and (ii) cause such Sixth Amendment Account to at all times be subject to a Control Agreement in favor of the Collateral Agent and continue to maintain a valid and perfected first priority Lien on the Sixth Amendment Account in favor of the Collateral Agent.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.01 Events of Default. Each of the following events shall constitute an event of default (each, an “Event of Default”):

(a) any Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on any Loan, any Collateral Agent Advance, or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Loans) or any other Loan Document, and such failure continues for a period of three (3) Business Days or (ii) all or any portion of the principal of the Loans;

(b) any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made;

(c) (i) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 5.03, Sections 7.01(a)(viii) and (x), 7.01(c), 7.01(d), 7.01(f), 7.01(h), 7.01(k), 7.01(o), 7.02 or 7.03, or Article VIII, (ii) any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party or any Mortgage to which it is a party or (iii) any Loan Party shall fail to perform or comply with any other covenant or agreement contained in Section 7.01(a) (other than Section 7.01(a)(viii) and (x)) ~~or Article VIII~~ to be performed or observed by it and, such failure, if capable of being remedied, shall remain unremedied for more than 5 Business Days;

(d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for more than 20 days;

(e) the Parent or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement) having an aggregate amount outstanding in excess of $100,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(f) the Parent or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g) any proceeding shall be instituted against the Parent or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(h) any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i) any Security Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby (except to the extent arising solely by action or inaction on the part of the Agents and the Lenders not resulting in any manner from any act or omission on the part of the Parent or any of its Subsidiaries);

(j) one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $100,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against the Parent or any of its Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 30 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(k) the Parent or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of its business for more than 30 days;

(l) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Parent or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(m) the indictment, or the threatened indictment of the Parent or any of its Subsidiaries or any senior officer thereof under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against the Parent or any of its Subsidiaries or any senior officer thereof, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

(n) a default or event of default shall have occurred under any Material Contract which has not been cured within any applicable grace period and which default or event of default, individually or in the aggregate, would reasonably be expected to result in uninsured liability or uninsured economic loss to any Loan Party or any of its Subsidiaries in excess of $500,000, (ii) any Material Contract shall have been terminated prior to its stated or scheduled expiration, (iii) any party under any Material Contract fails to make a payment when due thereunder (after giving effect to any applicable grace period) in an aggregate amount in excess of $500,000 or (iv) any Loan Party or any of its Subsidiaries that is a party to a Material Contract shall repudiate its obligations thereunder, contest the validity or enforceability of any Material Contract, otherwise claim that any Material Contract is invalid, or fail to enforce any of its material rights or privileges thereunder;

(o) a Change of Control shall have occurred; or

(p) an event or development occurs which could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Premium, if any, with respect to the Commitments so terminated and the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents, including, without limitation, the Applicable Premium, if any, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

Section 9.02 Cure Right. In the event that the Loan Parties fail to comply with the requirements of any financial covenant set forth in Section 7.03(b), during the period from the date on which the applicable financial statements are required to be delivered with respect to the applicable Fiscal Quarter hereunder until the expiration of the 10th day after the date on which financial statements are required to be delivered with respect to such Fiscal Quarter, the Parent shall have the right to issue Permitted Cure Equity for cash or otherwise receive cash contributions to the capital of the Parent, and, in each case, to contribute such cash to the capital of the Borrowers, and apply the amount of the proceeds thereof to increase Consolidated EBITDA with respect to such Fiscal Quarter (collectively, the “Cure Right”); provided that (i) such proceeds are actually received by the Borrowers no later than 10 days after the date on which financial statements are required to be delivered with respect to such Fiscal Quarter, (ii) such proceeds do not exceed the aggregate amount necessary to cure the breach of Section 7.03(b), (iii) the Cure Right shall not be exercised more than three times during the term of this Agreement, (iv) the Cure Right shall not be exercised in any two consecutive Fiscal Quarter periods or more than once in any four consecutive Fiscal Quarter period, (v) there shall be no pro forma reduction in Indebtedness with the proceeds of the Cure Right for purposes of determining compliance with the financial covenants in Section 7.03 or for determining any pricing, financial covenant based conditions or baskets with respect to the covenants contained in this Agreement, in each case in the Fiscal Quarter in which the Cure Right is used or subsequent periods that include such Fiscal Quarter, and (vi) such proceeds shall be applied to prepay the Loans in accordance with Section 2.05(c)(v). If, after giving effect to the foregoing pro forma adjustment (but not, for the avoidance of doubt, giving pro forma adjustment to any repayment of Indebtedness in connection therewith (other than as set forth in clause (v) above)), the Loan Parties are in compliance with the financial covenants set forth in Section 7.03(b), the Loan Parties shall be deemed to have satisfied the requirements of such Section as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section that had occurred shall be deemed cured for purposes of this Agreement. The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.03(b) and shall not result in any adjustment to any amounts, ratios or calculations other than as set forth above.

ARTICLE X

AGENTS

Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including:

(i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however, the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

Section 10.02 Nature of Duties; Delegation.

(a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and neither the Agents nor any of their Related Parties shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto.

(b) Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any of its Related Parties or any other trustee, co-agent or other Person (including any Lender). Any such Related Party, trustee, co-agent or other Person shall benefit from this Article X to the extent provided by the applicable Agent.

Section 10.03 Rights, Exculpation, Etc. The Agents and their Related Parties shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).

Section 10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 10.05 Indemnification. To the extent that any Agent or any Related Party of the foregoing is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent, reimburse such Agent and such Related Parties for and indemnify such Agent and such Related Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to such Agent and such Related Parties), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent and the Related Parties in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent and such Related Parties under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent’s or such Related Party’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

Section 10.06 Agents Individually. With respect to its Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

Section 10.07 Successor Agent.

(a) Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Administrative Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above. Upon the acceptance of a successor’s Agent’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Sections 12.04 and 12.15 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.

Section 10.08 Collateral Matters.

(a) The Collateral Agent may from time to time make such disbursements and advances (“Collateral Agent Advances”) which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Revolving Loans that are Reference Rate Loans. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.01. The Collateral Agent shall notify each Lender and the Administrative Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

(b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon the termination in full of the Commitments and payment and satisfaction of all Loans and all other Obligations (other than Contingent Indemnity Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

(c) Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(d) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Section 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

(e) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

Section 10.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 10.10 No Reliance on any Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii),

1020.100, and 1020.220 (formerly, 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other Anti-Money Laundering Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

Section 10.11 No Third-Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 10.12 No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.13 Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Parent or any of its Subsidiaries (each, a “Report”) prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report;

(b) expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Parent and its Subsidiaries and will rely significantly upon the Parent’s and its Subsidiaries’ books and records, as well as on representations of their personnel;

(d) agrees to keep all Reports and other material, non-public information regarding the Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.19; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 10.14 Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents’ and the Lenders’ interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

Section 10.15 Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.

Section 10.16 Erroneous Distribution. If all or any part of any payment or other distribution by or on behalf of any Agent to any Borrower, any Lender, or any other Person is determined by such Agent in its sole discretion to have been made in error as determined by such Agent (any such payment or other distribution, an “Erroneous Distribution”), then the relevant Borrower, Lender, or other Person shall forthwith on written demand (accompanied by a reasonably detailed calculation of such Erroneous Distribution) repay to such Agent the amount of such Erroneous Distribution received by such Person. Any determination by any Agent, in its sole discretion, that all or a portion of any payment or other distribution to any Borrower, any Lender, or any other Person was an Erroneous Distribution shall be conclusive absent manifest error. Each Borrower, each Lender, and each other potential recipient of an Erroneous Distribution hereunder waives any claim of discharge for value and any other claim of entitlement to, or in respect of, any Erroneous Distribution.

ARTICLE XI

GUARANTY

Section 11.01 Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Article XI. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

Section 11.02 Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;

(e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

Section 11.03 Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor. Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 11.04 Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

Section 11.05 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI shall have been paid in full in cash and the Final Maturity Date shall have occurred; provided, however, that such claims, remedies and rights of any Guarantor shall remain waived and released at any time the Collateral Agent or any of the other Secured Parties (with or through their designees) have acquired all or any portion of the Collateral by credit bid, strict foreclosure or through any other exercise of remedies available to the Collateral Agent or the other Secured Parties pursuant to this Agreement or any other Loan Document. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this

Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Section 11.06 Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third-party beneficiary to the contribution agreement set forth in this Section 11.06.

Section  11.07 Maximum Parent Liability. Notwithstanding the foregoing or anything in this Agreement to the contrary, the recourse against Parent in its capacity as a Guarantor shall be limited solely to the Parent Collateral. Whenever Parent is referred to as a Guarantor for purposes of this Agreement, such reference shall be to its status as a Guarantor of the Obligations of the Loan Parties with recourse solely limited to the Parent Collateral. No judgment in the nature of a deficiency judgment shall be enforced against Parent, in its capacity as a Guarantor of the Obligations, out of any of its property other than the Parent Collateral. In the event of any conflict or inconsistency between this Section 11.07 and any other provision in this Agreement or any other Loan Document, this Section 11.07 shall control.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices, Etc.

(a) Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01):

If to any Loan Party, to it at the following address: ~~600 N. Marienfeld, Ste 800~~  EagleRock Land Operating, LLC 9655 Katy Freeway, Suite 375 ~~Midland, Texas 79701~~Houston, TX 77024
Attention:	~~Dale Redman, Vice President~~General Counsel
Email:	~~dale@redmanranches~~[***]

~~with a copy to (which shall not constitute notice):~~

~~Jackson Walker L.L.P. 1900 Broadway, Suite 1200 San Antonio, Texas 78215 Attention: Reagan Marble Telephone: (210) 978-7770 Email: rmarble@jw.com~~

if to the Administrative Agent or the Collateral Agent, to it at the following address:

TCW Asset Management Company LLC
200 Clarendon St., 51st Floor
Boston, MA 02116
Attention: Jason Andreotes
Telephone: 781-956-5810
Email: Jason.Andreotes@tcw.com and tcw@alterdomus.com

in each case, with a copy to (which shall not constitute notice):

Paul Hastings LLP
1999 Avenue of the Stars, 27th Floor
Century City, CA 90067
Attention: Justin Rawlins
Telephone: (310) 620-5760
Email: justinrawlins@paulhastings.com

and

Paul Hastings LLP
609 Main Street, Suite 2500
Houston, TX 77002
Attention: Jason Busch
Telephone: (713) 860-7346
Email: jasonbusch@paulhastings.com

All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), provided, further, that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.

(b) Electronic Communications.

(i) Each Agent and the Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 12.02 Amendments, Etc.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), (y) in the case of any other waiver or consent, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), with a copy provided to the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case, without the written consent of such Lender;

(ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iii) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender;

(iv) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, subordinate the Obligations in right of payment to any other Indebtedness, or release any Borrower or any Guarantor (except in connection with a Disposition of the Equity Interests thereof permitted by Section 7.02(c)(ii)), in each case, without the written consent of each Lender; or

(v) amend, modify or waive Section 4.02, Section 4.03 or this Section 12.02 without the written consent of each Lender.

(b) Notwithstanding anything to the contrary in Section 12.02(a):

(i) no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents;

(ii) any Control Agreement, Guaranty, Mortgage, Security Agreement, collateral access agreement, landlord waiver, or other agreement or document purporting to create or perfect a security interest in any of the Collateral (a “Collateral Document”) may be amended, waived or otherwise modified with the consent of the applicable Agent and the applicable Loan Party without the need to obtain the consent of any Lender or any other Person if such amendment, modification, supplement or waiver is delivered in order (A) to comply with local Requirements of Law (including foreign law or regulatory requirements) or advice of local counsel, (B) to cure any ambiguity, inconsistency, omission, mistake or defect, or (C) to cause such Collateral Document to be consistent with this Agreement and the other Loan Documents, and if the Administrative Agent and the Administrative Borrower shall have jointly identified an ambiguity, inconsistency, omission, mistake or defect, in each case, in any provision of any Loan Document (other than a Collateral Document), then the Administrative Agent and the Administrative Borrower shall be permitted to amend such provision; any amendment, waiver or modification pursuant to this paragraph shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof;

(iii) no consent of any Loan Party shall be required to change any order of priority set forth in Section 2.05(d) or Section 4.03;

(iv) the Administrative Agent and the Administrative Borrower may enter into an amendment to this Agreement pursuant to Section 2.07(h) to reflect an alternate service or index rate and such other related changes to this Agreement as may be applicable; and

(v) no Defaulting Lender, Loan Party, Permitted Holder or any of their respective Affiliates that is a Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than such Defaulting Lender, Loan Party, Permitted Holder or Affiliate).

Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 12.04 Expenses; Attorneys’ Fees. The Borrowers will pay on demand, all costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable and documented fees, costs, client charges and expenses of one firm of counsel for each Agent (and, in the case of clauses (c) through (m) below, each Lender that is not affiliated with any Agent) and one local counsel to the Agents and the Lenders in each jurisdiction deemed reasonably necessary by the Agents (and, in the case of an actual or perceived conflict of interest, one additional primary counsel and, if necessary, one additional local counsel in each relevant jurisdiction to the affected Persons, taken as a whole), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) any Environmental Claim, Environmental Liability or Remedial Action arising from or in connection with the past, present or future operations of, or any assets or property currently, formerly or in the future owned, leased or operated by, any Loan Party, any of its Subsidiaries or any predecessor in interest (including the Effective Date Assets), (k) any Environmental Lien, (l) the rating of the Loans by one or more rating agencies in connection with any Lender’s Securitization, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (y) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers. The obligations of the Borrowers under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents. Notwithstanding anything herein to the contrary, clauses (d) through (l) of this Section 12.04 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.04 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.07 Assignments and Participations.

(a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.

(b) Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to:

(i) all or a portion of its Initial Term Loan Commitment~~, Third Amendment Term Loan Commitment~~ and/or ~~Fifth~~Third Amendment Term Loan Commitment and any Term Loan made by it with the written consent of the Collateral Agent and the Administrative Borrower, and

(ii) all or a portion of its Revolving Credit Commitment and the Revolving Loans made by it with the written consent of each Agent and the Administrative Borrower;

provided, however, that (A) no written consent of either Agent or the Administrative Borrower shall be required (1) in connection with any assignment by any Lender to any Agent or any Lender, any Affiliate of any Agent or any Lender or any Related Fund of any Agent or any Lender or (2) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of any Lender and (B) the written consent of the Administrative Borrower (1) shall not be unreasonably withheld, conditioned or delayed, (2) shall not be required upon the occurrence and during the continuance of an Event of Default, (3) shall be deemed given if not denied in writing by the Administrative Borrower within 5 Business Days of the date of the written request therefor and, with respect to any denial, shall be accompanied by a written explanation thereof and (4) shall not be required for up to $120,000,000 of the principal amount of the Third Amendment Term Loans that are assigned to one or more Persons (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business, so long as any such assignment pursuant to this clause (4) occurs within 180 days of the Third Amendment Effective Date.

(c) Assignments shall be subject to the following additional conditions:

(i) Each such assignment shall be in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignment by any Lender to (A) any Agent or any Lender, any Affiliate of any Agent or any Lender or any Related Fund of any Agent or any Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof).

(ii) The parties to each such assignment shall execute and deliver to the Collateral Agent (and the Administrative Agent, if applicable), for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent, for the benefit of the Collateral Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender).

(iii) No such assignment shall be made to (A) any Loan Party, any Permitted Holder or any of their respective Affiliates, or (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(d) Upon such execution, delivery and acceptance, from and after the date of recordation on the Register, which recordation date shall be at least three Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(e) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(f) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”) owing to each Lender from time to time.

The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior written notice.

(g) Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent or the Collateral Agent pursuant to Section 12.07(b) (which consent of the applicable Agent must be evidenced by such Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent) and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.

(h) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).

(i) If any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrowers, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(j) Any Non-U.S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.09(d).

(k) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except

(A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Sections 2.09 (subject to the requirements and limitations therein, including the requirements under Section 2.09(d) (it being understood that the documentation required under Section 2.09(d) shall be delivered to the participating Lender)) and Section 2.10 with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender; provided that such Participant shall not be entitled to receive any greater payment under Section 2.09, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(l) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to, or other indebtedness issued by, such Lender pursuant to a securitization transaction (including any structured warehouse credit facility, collateralized loan obligation transaction or similar facility or transaction, and including any further securitization of the indebtedness or equity issued under such a transaction) (a “Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect a Securitization, including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or any Securitization.

Section 12.08 Counterparts; Electronic Execution.

(a) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

(b) The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents, including any Assignment and Acceptance shall be deemed to include electronic signatures or electronic records each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signature in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(b) Each Loan Party irrevocably and unconditionally agrees that it will not commence any action or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof.

Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Section 12.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.

Section 12.15 Indemnification; Limitation of Liability for Certain Damages.

(a) In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Related Parties (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable and documented attorneys’ fees, costs and expenses for one primary counsel for all Indemnitees, and if reasonably necessary, a single outside local counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, one additional primary counsel and, if necessary, one additional local counsel in each relevant jurisdiction to the affected Indemnitees, taken as a whole)) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent’s or any Lender’s furnishing of funds to the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans or the Borrowers’ use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Administrative Borrower or the handling of the Loan Account and Collateral of the Borrowers as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter (A) caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction or for any dispute that does not involve any action or omission by the Loan Parties or any of their respective Affiliates and is solely among the Indemnitees (other than any claims against an Indemnitee in its capacity as an Agent) or (B) with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.

(b) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees set forth in this Section 12.15 are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c) No Loan Party shall assert, and each Loan Party hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d) The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

(e) All such amounts payable under this Section 12.15 shall be due and payable within 10 days of written demand.

Section 12.16 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

Section 12.17 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07.

Section 12.18 Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.

For purposes of this Section 12.18, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

Section 12.19 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and its Related Parties) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates, its Related Parties or the Related Parties of any Person described in clause (ii) or (iii) below) (it being understood that the Persons to whom such disclosure is made either will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.19 or is subject to other customary confidentiality obligations); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization, so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization agrees, in writing, to be bound by or is otherwise subject to customary confidentiality obligations (including, without limitation, confidentiality provisions similar in substance to this Section 12.19); (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency; (vi) in connection with any litigation to which any Agent or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (viii) to any other Person if such information is general portfolio information that does not identity the Loan Parties; or (ix) with the consent of the Administrative Borrower. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to any Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

Section 12.20 Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure). Each Loan Party hereby authorizes each Agent and each Lender, after consultation with the Borrowers, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.

Section 12.21 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Section 12.22 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrowers, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrowers in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

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Schedule 1.01(A)

Lenders and Lenders’ Commitments

(See Attached)

Lender	Initial Term Loan Commitment	Initial Term Loan Commitment Percentage	Third Amendment Term Loan Commitment	Third Amendment Term Loan Commitment Percentage	~~Fifth Amendment Term Loan Commitment~~		~~Fifth Amendment Term Loan Commitment Percentage~~		Revolving Credit Commitment	Revolving Credit Commitment Percentage
TCW DL VIII Financing LLC	$27,333,774.11	37.963575153%	$42,822,745.50	20.991541913%	~~$~~	~~20,120,514.51~~	~~28.743592157~~	%	$2,847,268.12	37.963574933%
TCW Direct Lending Structured Solutions 2022 LLC	$9,765,217.56	13.562802167%	$31,848,358.38	15.611940381%	~~$~~	~~5,189,303.77~~ 	~~7.413291100~~	%	$1,017,210.17	13.562802267%
TCW Brazos Fund LLC	$7,096,299.37	9.855971347%	$9,179,818.50	4.499911028%	~~$~~	~~4,693,493.81~~ 	~~6.704991157~~	%	$739,197.84	9.855971200%
TCW Skyline Lending LP	$7,095,589.74	9.854985750%	$9,178,900.53	4.499461044%	~~$~~	~~8,806,824.17~~ 	~~12.581177386~~	%	$739,123.93	9.854985733%
TCW Star Direct Lending LLC	$5,273,484.45	7.324283958%	$6,821,813.39	3.344026170%					$549,321.29	7.324283867%
TCW WV Financing LLC	$4,790,002.07	6.652780653%	$6,579,471.83	3.225231288%	~~$~~	~~495,084.99~~ 	~~0.707264271~~	%	$498,958.55	6.652780667%
Safety National Casualty Corporation	$3,091,148.00	4.293261111%	$3,998,728.92	1.960161233%	~~$~~	~~2,044,485.90~~ 	~~2.920694143~~	%	$321,994.59	4.293261200%
Reliance Standard Life Insurance Company	$3,091,148.00	4.293261111%	$3,998,728.92	1.960161233%	~~$~~	~~2,044,485.90~~	~~2.920694143~~	%	$321,994.59	4.293261200%
TCW Direct Lending Private Fund VIII LP	$2,917,762.70	4.052448194%	$4,572,069.56	2.241210570%	~~$~~	~~2,148,031.62~~ 	~~3.068616600~~	%	$303,933.61	4.052448133%

Philadelphia Indemnity Insurance Company	$1,545,574.00	2.146630556%	$1,999,364.47	0.980080622%	~~$~~	~~1,022,242.95~~	~~1.460347071~~	%	$160,997.31	2.146630800%
CCLF Holdings (D41) LLC			$12,499,999.99	6.127450977%
TCW Marina SL Financing I LLC			$12,500,000.00	6.127450982%	~~$~~	~~8,682,886.79~~ 	~~12.404123986~~	%
AWC Cayman B, LLC			$58,000,000.01	28.431372559%	~~$~~ 	~~14,752,645.59~~ 	~~21.075207986~~	%

Total	$72,000,000.00	100.000000000%	$204,000,000.00	100.000000000%	~~$~~	~~70,000,000.00~~	~~100.000000000~~	%	$7,500,000.00	100.000000000%